SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the registrant

Filed by a party other than the registrant

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Preliminary proxy statement

Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2).

Definitive proxy statement.

Definitive additional materials.

Soliciting material pursuant to §240.14a-12.

Dura Automotive Systems, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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No fee required.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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DURA AUTOMOTIVE SYSTEMS, INC.

2791 Research Drive
Rochester Hills, MI 48309

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 19, 2004

Dear Stockholders:

      You are cordially invited to attend Dura Automotive Systems, Inc.’s 2004 Annual Meeting of the Stockholders to be held on May 19, 2004 at 1:00 p.m. at Dura’s headquarters located at 2791 Research Drive, Rochester Hills, Michigan 48309-3575. We are holding the meeting to:

1.	Elect the Board of Directors;

2.	Ratify Deloitte & Touche LLP as independent public accountants of Dura;

3.	Approve the Amended and Restated Dura Automotive Systems, Inc. 1998 Stock Incentive Plan; and

4.	Transact any other business that may properly come before the meeting.

      If you owned Dura common stock at the close of business on Thursday, March 25, 2004, you may attend and vote at the meeting. If you cannot attend the meeting, you may vote by mailing the proxy card in the enclosed postage-paid envelope. Any stockholder attending the meeting may vote in person, even if you have already returned a proxy card. A list of stockholders eligible to vote at the meeting will be available for review during our regular business hours at our headquarters in Rochester Hills for the ten days prior to the meeting for any purpose related to the meeting.

      We look forward to seeing you at the meeting.

Sincerely,

DAVID BOVEE
Assistant Secretary

April 15, 2004

IMPORTANT: For the Annual Meeting to be legally held, there must be a quorum (majority of the outstanding shares). Accordingly, you are urged to date, sign and return the proxy in the enclosed envelope. This will not prevent you from voting in person if you so desire.

PROXY STATEMENT

For
Annual Meeting of Stockholders
To Be Held May 19, 2004

Dura Automotive Systems, Inc.

2791 Research Drive
Rochester Hills, MI 48309

PROXY STATEMENT

2004 ANNUAL MEETING OF STOCKHOLDERS
May 19, 2004

       This Proxy Statement and accompanying Proxy are being furnished to the holders of Class A common stock, par value $.01 per share, (the “Class A Stock”) of Dura Automotive Systems, Inc. (“Dura” or the “Company”) in connection with the solicitation of Proxies on behalf of the Board of Directors of Dura (the “Board of Directors”) for the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 19, 2004, at 1:00 p.m. local time, at Dura’s headquarters, 2791 Research Drive, in Rochester Hills, Michigan, and at any adjournments and postponements thereof. These Proxy materials are being mailed on or about April 15, 2004 to holders of record on March 25, 2004 of the Class A Stock.

SOLICITATION AND VOTING OF PROXY

      When you sign and return the enclosed Proxy and if no direction is indicated, such proxy will be voted FOR the slate of directors described herein, FOR the proposals set forth in Items 2 and 3 in the Notice of Meeting and, as to any other business as may properly be brought before the Annual Meeting and any adjournments or postponements thereof, in the discretion of the Proxy holders.

      Returning your completed Proxy will not prevent you from voting in person at the Annual Meeting should you be present and wish to do so. In addition, you may revoke your Proxy at any time before it is voted by written notice to the Secretary of Dura prior to the Annual Meeting or by submission of a later-dated Proxy or by the withdrawal of your Proxy and voting in person at the Annual Meeting.

      On March 25, 2004, there were 17,016,809 shares of Class A Stock and 1,486,208 shares of Class B common stock, par value $.01 per share (the “Class B Stock” and collectively with the Class A Stock, the “Common Stock”). On April 7, 2004, Onex DHC LLC completed the sale of 1,444,913 shares of Class A Stock (consisting of 35,000 shares of Class A Stock and 1,409,913 shares of Class B Stock that automatically converted into shares of Class A Stock upon transfer). Upon completion of the sale, there were 18,435,172 shares of Class A Stock and 76,295 shares of Class B Stock outstanding. In accordance with the terms of Dura’s restated certificate of incorporation, all shares of Class B Stock that remain outstanding after this sale cease to have any voting rights, except as required by law. As a result, holders of Class B Stock will not be entitled to a vote at the Annual Meeting. Dura’s Class A Stock and Class B Stock are substantially identical except with respect to voting power and conversion rights. The Class A Stock is entitled to one vote per share and the Class B Stock is non-voting. The Class B Stock is convertible at the option of the holder, and mandatorily convertible upon the transfer thereof (except to affiliates) and upon the occurrence of certain other events, into Class A Stock on a share-for-share basis. The presence in person or by proxy of a majority of such votes shall constitute a quorum for purposes of the Annual Meeting. Under Delaware law, abstentions are treated as present and entitled to vote and therefore have the effect of a vote against a matter. A broker non-vote on a matter is considered not entitled to vote on that matter and thus is not counted in determining whether a matter requiring approval of a majority of the shares present and entitled to vote has been approved. Votes cast at the meeting or submitted by proxy will be counted by inspectors of the meeting who will be appointed by the Company.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

      The Board of Directors is currently comprised of eleven members. Two of the current directors, Robert E. Brooker, Jr. and Karl F. Storrie have determined not to stand for re-election to the Board of Directors. The Board has established by resolution that the number of directors of Dura, effective as of May 19, 2004, will consist of nine members, and has nominated and recommends the election of each of the nine nominees set forth below as a director of Dura to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified. All of the nominees except Charles M. Brennan III and Yousif B. Ghafari are incumbent directors of Dura, previously elected by Dura’s stockholders. Mr. Brennan and Mr. Ghafari were appointed to fill vacancies on the Board in August 2003. The Board of Directors expects all nominees named below to be available for election. If any nominee is not available, the Proxy holders may vote for a substitute unless the Board of Directors reduces the number of directors.

      Directors will be elected at the Annual Meeting by a plurality of the votes cast at the meeting by the holders of shares represented in person or by proxy. Accordingly, the nine individuals who receive the greatest number of votes cast by stockholders would be elected as directors of Dura. There is no right to cumulative voting as to any matter, including the election of directors.

      The Board of Directors recommends a vote “FOR” the election of the nominees to the Board of Directors.

      The following sets forth information as to each nominee for election at the Annual Meeting, including age as of March 25, 2004, principal occupation and employment for a minimum of the past five years, directorships in other public companies and period of service as a director of Dura.

      Scott D. Rued, 47, has served as Chairman and Director of Dura since April 2002. From November 1990 until April 2002, Mr. Rued served as Vice President. Since September 2003, Mr. Rued has served as a Managing Partner of Thayer Capital Partners. Prior to joining Thayer, Mr. Rued served as President and Chief Executive Officer of Hidden Creek Industries (“HCI”) from May 2001 to August 2003. From January 1994 through April 2001, Mr. Rued served as Executive Vice President and Chief Financial Officer of HCI and from June 1989 through 1993 he served as Vice President-Finance and Corporate Development. Mr. Rued was a director of Tower Automotive, Inc., from April 1993 to April 2003. Mr. Rued served as Vice President, Chief Financial Officer and a director of Automotive Industries Holding, Inc. from April 1990 to 1995.

      Charles M. Brennan III, 62, has served as a Director of Dura since August 2003. From 1988 until his retirement in April 2000, Mr. Brennan served as chairman and chief executive officer of MYR Group Inc., a leading national provider of infrastructure construction services to the electric utility, telecommunications and commercial and industrial markets. Prior thereto, Mr. Brennan served twelve years at Gould Inc., a leading industrial and electronic products manufacturer, most recently as senior vice president, chief financial officer and director. Mr. Brennan is also a director of Dycom Industries, Inc.

      Lawrence A. Denton, 53, joined Dura as President, Chief Executive Officer and Director in January 2003. From 1996 until 2002, Mr. Denton was President of Dow Automotive, a $1 billion business unit of The Dow Chemical Company. Prior to his employment at Dow Automotive, he spent 24 years with Ford Motor Company, where he held a variety of senior management positions with increasing responsibility in manufacturing, quality, sales and marketing, engineering and purchasing. Mr. Denton serves as Chairman of the Board of the Original Equipment Suppliers Association, the Motor & Equipment Manufacturer’s Association, Kettering University, The Economic Club of Detroit and Autotemp Company.

      Jack K. Edwards, 59, has served as a Director of Dura since December 1996. Mr. Edwards joined Cummins Engine Co., Inc. in 1972 and served as Executive Vice President and Group President — Power Generation and International from March 1996 until his retirement in June 2003. Mr. Edwards is also a director of David J. Joseph Co., a processor and trader of steel scrap.

      James O. Futterknecht, Jr., 57, has served as a Director of Dura since May 1999. Mr. Futterknecht joined Excel Industries, Inc. (“Excel”) in 1970, was Vice President-Corporate Sales from 1976 until 1984, was Vice President-Automotive Products from 1984 until 1987, was Vice President-Automotive Sales and Engineering from 1987 to 1990 and was Executive Vice President from 1990 to 1992. He was elected as President and Chief Operating Officer and was appointed as an Excel director in 1992. In 1995, he was elected to the additional offices of Chairman of the Board and Chief Executive Officer and served those offices until Dura acquired Excel in March 1999. Mr. Futterknecht is currently Senior Principal of Hammond, Kennedy, Whitney & Company, Inc., a New York, New York private equity firm.

      Yousif B. Ghafari, 51, has served as a director of Dura since August 2003. Since 1982, Mr. Ghafari has served as chairman of the Ghafari Companies: Ghafari Associates, L.L.C., a full service architectural, engineering, planning and project management firm; Ghafari ESG, L.L.C., a manufacturing and process-engineering firm; Elton Anderson Associates, L.L.C., an MBE and MMBDC certified architectural and engineering firm; and G-TECH Professional Staffing, Inc., a professional technical staffing services company.

      S.A. (Tony) Johnson, 63, has served as a Director of Dura since November 1990 and as its Chairman from November 1990 to April 2002. Mr. Johnson is the founder of HCI. Prior to forming HCI, Mr. Johnson served from 1985 to 1989 as Chief Operating Officer of Pentair, Inc., a diversified industrial company. Mr. Johnson served as Chairman and a director of Automotive Industries Holding, Inc. from April 1990 until its sale to Lear Corporation in August 1995. Mr. Johnson has served as Chairman and a director of Tower since April 1993 and as a director of J.L. French since April 1999. Mr. Johnson served as Chairman of J.L. French from April 1999 to March 2003.

      J. Richard Jones, 61, has served as a Director of Dura since May 1998. Prior to the acquisition of Trident Automotive plc (“Trident”) in April 1998, Mr. Jones served as Group President and Chief Executive Officer of Trident’s predecessor from June 1992 until December 1997 and as Chairman, Chief Executive Officer and Director of Trident from December 1997 until April 1998.

      Ralph R. Whitney, Jr., 69, has served as a Director of Dura since May 1999. Mr. Whitney was a director of Excel from 1983 to March 1999 and was Chairman of the Board of Excel from 1983 to 1985. Mr. Whitney is currently the Chairman of Hammond, Kennedy, Whitney & Company, Inc., a New York, New York private equity firm, and has been a principal since 1971. Mr. Whitney is also a director of Relm Communications, Inc., First Technology plc., Reinhold Industries, Inc. and Baldwin Technologies, Inc.

      There are no family relationships between any of the directors or any of Dura’s executive officers.

Independence of Directors

      Rules of the Nasdaq Stock Market require that a majority of the Board of Directors be independent directors, as defined in Nasdaq Rule 4200(a)(15). In March 2004, Dura reviewed the independence of its directors. During this review, the Board of Directors considered transactions and relationships between each director, or any member of his family, and Dura and its subsidiaries. As a result of this review, the Board of Directors has determined that a majority of the directors who have been nominated for re-election are independent under Nasdaq Rule 4200(a)(15): Mr. Brennan, Mr. Edwards, Mr. Futterknecht, Mr. Ghafari and Mr. Whitney.

Board and Committee Meetings

      Effective March 23, 2004, Dura’s Board of Directors adopted a formal corporate governance policy with respect to the roles and responsibilities of the Board of Directors. A copy of this policy is available on Dura’s website at www.duraauto.com.

      The Board of Directors held 11 meetings (exclusive of committee meetings) during the preceding fiscal year. During 2003, each incumbent director attended at least 75% of the meetings of the Board of Directors and any committees on which such director served, except Mr. Johnson, who attended 72.7% of the meetings. Mr. Johnson also consented to the actions taken at one of the special meetings that he was unable to attend due to a scheduling conflict.

      The Board of Directors has established the following committees, the functions and current members of which are noted below.

      Executive Committee. As of March 25, 2004, the Executive Committee of the Board of Directors consists of Scott D. Rued (Chairman), Lawrence A. Denton, S.A. Johnson and J. Richard Jones. The Executive Committee has all the power and authority vested in or retained by the Board of Directors and may exercise such power and authority in such manner as it shall deem for the best interest of Dura in all cases in which specific direction shall not have been given by the Board of Directors and subject to any specific limitations imposed by law or a resolution of the Board of Directors. The Executive Committee did not meet during the preceding fiscal year.

      Compensation Committee. As of March 25, 2004, the Compensation Committee of the Board of Directors consists of Jack K. Edwards (Chairman), Yousif B. Ghafari and J. Richard Jones. During the last fiscal year, the Compensation Committee made recommendations to the Board of Directors with respect to salaries, compensation and benefits of directors and executive officers of Dura, including the grant of options under the 1998 Stock Incentive Plan (the “Stock Plan”). The Compensation Committee has adopted a charter, which is available on the Company’s website at www.duraauto.com. The Compensation Committee met four times during the preceding fiscal year.

      Mr. Edwards and Mr. Ghafari are independent directors, as defined by Nasdaq Rule 4200(a)(15). Mr. Jones is not independent due to his receipt of consulting payments from the Company. Such payments were agreed to as part of the Company’s acquisition of Trident in April 1998. Under the Nasdaq rules and the terms of the Compensation Committee’s charter, if the Committee is comprised of at least three members, one director who is not independent and is not a current officer or employee or a family member of an officer or employee may be appointed to the Compensation Committee if the Board, under exceptional and limited circumstances, determines that such individual’s membership on the Committee is required for the best interests of the Company and its shareholders. A member appointed under this exception may not serve longer than two years.

      The Board has determined to appoint Mr. Jones as a member of the Compensation Committee under this exception because (i) Mr. Jones served as a member of the Compensation Committee since May 2000 and as its chairman since May 2002, and as such has a high degree of familiarity with Dura’s executive compensation practices, plans and philosophy; (ii) Mr. Jones has more than 25 years experience in the manufacturing industry, including more than five years as an executive officer of Trident and its predecessor company, an automotive supplier, most recently as its chairman and CEO with responsibility for attracting and retaining key executives; and (iii) Mr. Jones has had significant experience consulting with corporate executive compensation advisors such as Towers Perrin.

      Nominating and Corporate Governance Committee. As of March 25, 2004, the members of the Nominating and Corporate Governance Committee were James O. Futterknecht, Jr. (Chairman), Ralph R. Whitney, Jr. and Yousif B. Ghafari. The Nominating and Governance Committee identifies individuals qualified to become Board members, consistent with criteria approved by the Board; oversees the organization of the Board to discharge the Board’s duties and responsibilities properly and efficiently; and identifies best practices and recommends corporate governance principles, including giving proper attention and making effective responses to shareowner concerns regarding corporate governance. The Nominating and Corporate Governance Committee is responsible for making recommendations to the Board of Directors as to its size and composition, and evaluating and recommending to the Board of Directors candidates for election as directors at Dura’s annual meetings. The Nominating and Corporate Governance Committee has a charter, which is available on Dura’s website at www.duraauto.com. Each member of the Nominating and Corporate Governance Committee is independent, as independence for Nominating and Corporate Governance Committee members is defined in the listing standards of the Nasdaq Stock Market. The Nominating and Corporate Governance Committee met one time during the preceding fiscal year.

      The Nominating and Corporate Governance Committee will consider as potential nominees individuals properly recommended by shareholders. Recommendations concerning individuals proposed for consideration by the Nominating and Corporate Governance Committee should be addressed to David R. Bovee,

Vice President and Chief Financial Officer and Assistant Secretary of Dura, 2791 Research Drive, Rochester Hills, Michigan 48309-3575. Each recommendation should include a personal biography of the suggested nominee, an indication of the background or experience that qualifies the person for consideration, and a statement that the person has agreed to serve if nominated and elected. Shareholders who themselves wish to effectively nominate a person for election to the Board of Directors, as contrasted with recommending a potential nominee to the Nominating and Corporate Governance Committee for its consideration, are required to comply with the advance notice and other requirements set forth in Dura’s bylaws.

      The Nominating and Corporate Governance Committee has used an informal process to identify potential candidates for nomination as directors. Candidates for nomination have been recommended by an executive officer or director, and considered by the Nominating and Corporate Governance Committee and the Board of Directors. Generally, candidates have significant industry experience and have been known to one or more of the Board members. As noted above, the Nominating and Corporate Governance Committee considers properly submitted shareholder recommendations for candidates for the Board. In evaluating candidates for nomination, the Nominating and Corporate Governance Committee will consider the factors it believes to be appropriate, which would generally include the candidate’s personal and professional integrity, business judgment, relevant experience and skills, and potential to be an effective director in conjunction with the rest of the Board of Directors in collectively serving the long-term interests of Dura’s shareholders. The Nominating and Corporate Governance Committee does not evaluate potential nominees for director differently based on whether they are recommended to the Nominating and Corporate Governance Committee by officers or directors of Dura or by a shareholder.

      In 2003, searches were conducted for candidates to serve on the Board of Directors. Among other potential candidates, Charles M. Brennan III and Yousif B. Ghafari were recommended by the Nominating and Corporate Governance Committee. Upon completion of a screening and review process conducted in accordance with the practices of the Nominating and Corporate Governance Committee, the Committee recommended to the Board that they be elected as Directors. Messrs. Brennan and Ghafari were duly elected by the Board in August 2003 and will stand for election by the Company’s shareholders at the Annual Meeting of Shareholders on May 19, 2004.

      Audit Committee. As of March 25, 2004, the Audit Committee of the Board of Directors consists of James O. Futterknecht, Jr. (Chairman), Charles M. Brennan III and Ralph R. Whitney, Jr. The Board of Directors has determined that Mr. Futterknecht and Mr. Brennan are each qualified as an “audit committee financial expert” as that term is defined in the rules of the Securities and Exchange Commission (“SEC”).

      Dura’s Class A Stock is quoted on the Nasdaq National Market. Pursuant to Nasdaq rules and Dura’s audit committee charter, the Audit Committee is to be comprised of three or more directors as determined by the Board of Directors, each of whom shall be “independent”; provided, however, that under Nasdaq rules and Dura’s charter, any director who is determined not to be “independent”, but is not a current employee of Dura or an immediate family member of an employee of Dura, may be appointed to the Audit Committee under exceptional and limited circumstances, if the Board of Directors determines that membership on the Audit Committee is required by the best interests of Dura and its stockholders. All of the members of the Audit Committee are independent, as defined in the listing standards of the Nasdaq Stock Market and the rules of the SEC.

      The Audit Committee is responsible for reviewing as it shall deem appropriate, and recommending to the Board of Directors, internal accounting and financial controls for Dura and accounting principles and auditing practices and procedures to be employed in the preparation and review of Dura’s financial statements. The Audit Committee is also responsible for appointing independent public accountants to audit the annual financial statements of Dura. The Audit Committee met 11 times during the preceding fiscal year.

      Effective May 25, 2000, Dura’s Board of Directors adopted a written charter with respect to the roles and responsibilities of the Audit Committee, which has been filed with the SEC. The written charter was subsequently amended, most recently on March 1, 2004. A copy of the amended charter is attached to this proxy statement as Exhibit A and is available on the Company’s website at www.duraauto.com. The Audit Committee has reviewed, discussed and reassessed the adequacy of the Company’s written charter, and has determined that the charter, as amended, is adequate and in full compliance with applicable rules and requirements. The Audit Committee has certified to Dura’s Board of Directors that it has satisfied its responsibilities as set forth in Dura’s written charter.

Audit Committee Report

      The following Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent that Dura specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

      On March 1, 2004, the Audit Committee submitted to the Board the following report:

      We have reviewed and discussed with management Dura’s audited financial statements as of and for the years ended December 31, 2003, December 31, 2002 and December 31, 2001.

      We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

      We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors’ independence.

      Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in Dura’s Annual Report on Form 10-K for the year ended December 31, 2003.

Audit Committee:
James O. Futterknecht, Jr. (Chairman)
Charles M. Brennan III
Robert E. Brooker, Jr.
Jack K. Edwards

Communications with Directors and Attendance at Annual Meetings

      Shareholders and other interested parties may communicate with the Board of Directors, including the independent directors, by sending written communications to the directors c/o David R. Bovee, Vice President, Chief Financial Officer and Assistant Secretary, Dura Automotive Systems, Inc., 2791 Research Drive, Rochester Hills, Michigan 48309-3575. All such communications will be forwarded to the directors.

      The Board of Directors has a policy of expecting members of the Board of Directors to attend the annual meetings of the shareholders. All of the incumbent directors who are nominated for re-election attended last year’s annual meeting.

Compensation of Directors

      For service in 2003, directors who are not employees of Dura or any of its affiliates (“Outside Directors”) each received an annual retainer of $75,000. All or a portion of the retainer, but not less than 25%, may be deferred and credited to an account maintained for the Outside Director under the Dura Automotive Systems, Inc. Director Deferred Stock Purchase Plan. Dura will credit to the Outside Director’s account an additional amount equal to one-third of the amount deferred. Deferred amounts are payable only in shares of the Company’s Class A Stock. Outside Directors were not paid for attendance at Board or committee meetings, but were reimbursed for out-of-pocket expenses incurred to attend such meetings.

Codes of Conduct

      The Board of Directors has adopted a Conflict of Interest and Code of Conduct Policy applicable to all directors, officers, employees and agents of Dura. Dura operates its worldwide business in accordance with the highest ethical standards and relevant laws. The Company places the highest value on the integrity of each of its employees. Dura’s corporate culture demands not only legal compliance but also responsible and ethical behavior.

      The Board of Directors has also adopted a Code of Ethics for Senior Financial Employees applicable to Dura’s Chief Executive Officer, Chief Financial Officer and all senior financial employees. The Code of Ethics for Senior Financial Employees is designed to promote honest and ethical conduct; full, fair, accurate, timely and understandable disclosure in Dura’s periodic reports filed with the SEC; compliance with laws; prompt internal reporting of violations of the code; and accountability for adherence to the code.

      The Conflict of Interest and Code of Conduct Policy and the Code of Ethics for Senior Financial Employees are available on Dura’s website at www.duraauto.com. Dura intends to satisfy the disclosure requirement under Item 10 of Form 8-K relating to amendments to or waivers from any provisions of the Code of Ethics for Senior Financial Employees by posting such information on Dura’s website at www.duraauto.com.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires Dura’s officers, directors and persons who beneficially own more than ten percent of a registered class of Dura’s equity securities to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors and greater than ten percent beneficial owners also are required by rules promulgated by the SEC to furnish Dura with copies of all Section 16(a) forms they file.

      Based solely upon a review of the copies of such forms furnished to Dura, or written representations that no Form 5 filings were required, Dura believes that during the period from January 1, 2003 through December 31, 2003, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that Yousif B. Ghafari filed his initial Form 3 three days after the due date.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      The Audit Committee has reappointed the firm of Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (“Deloitte”), 400 One Financial Plaza, 120 South Sixth Street, Minneapolis, MN 55402, to examine Dura’s financial statements and financial controls for the current fiscal year ending December 31, 2004.

      A proposal will be presented at the Annual Meeting to ratify the appointment of Deloitte & Touche LLP as Dura’s independent public accountants. A representative of Deloitte & Touche LLP will be present at the Annual Meeting to respond to appropriate questions or to make a statement if he or she so desires. If the stockholders do not ratify this appointment by the affirmative vote of a majority of the voting power of the shares represented in person or by Proxy at the meeting, other independent public accountants will be considered by the Audit Committee.

      On May 21, 2002, Dura’s Board of Directors, acting on the recommendation of the Audit Committee, appointed Deloitte as its independent auditor for the 2002 fiscal year, to replace Arthur Andersen LLP (“Andersen”). During 2001 and for the period ending May 21, 2002, there were no disagreements between Dura and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Andersen, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on Dura’s financial statements. In addition, during 2001 and for the period ending May 21, 2002, there were no “reportable events” within the meaning of Item 304 of the SEC’s Regulation S-K.

Audit and Other Fees

      The aggregate fees billed by Deloitte to the Company for the year ended December 31, 2003 and the aggregate fees billed by Deloitte and by the Company’s prior principal accounting firm, Andersen, for the year ended December 31, 2002 are:

	Year Ended December 31,

	2003	2002

Audit Fees(1)	$3,889,000	$1,954,000
Audit-Related Fees(2)	760,000	—
Tax Fees(3)	1,694,000	1,069,000
All Other Fees	—	—

Total	$6,343,000	$3,023,000

(1)	Fees for audit services billed in 2003 and 2002 consisted of (i) audit of the Company’s annual financial statements; (ii) reviews of the Company’s quarterly financial statements; (iii) comfort letters, statutory audits, consents and other services related to SEC matters; and (iv) consultations on financial accounting and reporting matters arising during the course of the audit.

(2)	Fees for audit-related services billed in 2003 consisted of (i) Sarbanes-Oxley Act, Section 404 advisory services and internal accounting controls related services; and (ii) due diligence and consultation on acquisitions or other business transactions.

(3)	Fees for tax services billed in 2003 and 2002 consisted of tax compliance and tax planning and advice. Tax compliance and planning services consisted of (i) tax return assistance; (ii) assistance with tax return filings in certain foreign jurisdictions; (iii) assistance with tax audits and appeals; (iv) preparation of expatriate tax returns; (v) tax advice related to structuring certain proposed transactions; (vi) tax services with regards to research and development; and (vii) general tax planning matters.

Pre-Approval Policies

      The Audit Committee has adopted the following policy regarding the approval of audit and non-audit services provided by the Company’s independent public accountant. Pre-approved services in the following areas may be authorized by Company financial personnel, without approval of any Audit Committee member, if the proposed or expected fee is not greater than $500,000:

      (1) Consents, comfort letters, reviews of registration statements and similar services that incorporate or include the audited financial statements of the Company;

      (2) Employee benefit plans;

      (3) Accounting consultations and support related to Generally Accepted Accounting Principles (“GAAP”);

      (4) Tax compliance and related support for any tax returns filed by the Company, and returns filed by any executive or expatriate under a Company-sponsored program; and

      (5) Merger and acquisition due diligence services.

Company financial personnel will update the Audit Committee on a regular basis with respect to previously approved tax projects and other non-audit services. The Chairman of the Audit Committee may approve (a) services for projects that have been pre-approved by the Audit Committee and for which the fees are proposed or expected to be greater than $500,000 and (b) services for projects which have not been pre-approved and for which the proposed fees are greater than $100,000. The Audit Committee has authorized Company financial personnel to proceed with non-audit services for projects that have not been pre-approved, but which will not involve fees greater than $100,000 in the aggregate, and then make full reports concerning such projects to the Audit Committee at its next meeting.

      In making its recommendation to appoint Deloitte as the Company’s independent public accountants for the fiscal year ending December 31, 2004, the Audit Committee has considered whether the provision of the non-audit services rendered by Deloitte is compatible with maintaining that firm’s independence.

      The Board of Directors recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as Dura’s independent public accountants.

PROPOSAL NO. 3

APPROVAL OF THE AMENDED AND

RESTATED DURA AUTOMOTIVE SYSTEMS, INC.
1998 STOCK INCENTIVE PLAN

Introduction

      At the Annual Meeting, the stockholders are being asked to approve the Dura Automotive Systems, Inc. Amended and Restated 1998 Stock Incentive Plan (the “Stock Plan”), which was adopted by the Board of Directors (the “Dura Board”) on March 23, 2004. The amended and restated plan expands the types of awards under the Stock Plan to include the grant of performance awards in addition to stock options and stock purchase rights previously allowed.

      History. The Dura Board adopted the Stock Plan on December 17, 1998, subject to stockholder approval. The stockholders of Dura approved the Stock Plan on March 23, 1999. The Stock Plan was previously amended to increase the number of shares of Class A Stock reserved for annual issuances thereunder from 500,000 shares to 1,000,000 shares. This amendment was approved by the Dura Board on December 16, 1999 and was approved by the stockholders of Dura on May 25, 2000.

      The Dura Board adopted the Stock Plan in order to permit Dura to continue to attract and retain the best available personnel, provide additional incentives for its employees, directors and consultants and promote the success of Dura’s growing business. The Dura Board believes that the proposed amendment will further these goals by more closely linking awards under the Stock Plan to pre-determined performance goals of the individual and of Dura, its subsidiaries and divisions. Since the ultimate value of awards under the Stock Plan bear a direct relationship to the market price of the Class A Stock, the Dura Board believes that awards under the Stock Plan are an effective incentive for Dura’s employees to create value for Dura’s stockholders.

      A summary of the material features of the Stock Plan, as amended, is provided below. The summary is qualified in its entirety by the full text of the Stock Plan, which is attached hereto as Exhibit B.

General

      Participants. Directors, officers, consultants (whether or not employees) and employees of Dura and its subsidiaries, in each case as selected by the administrator of the Stock Plan, are eligible to receive grants pursuant to the Stock Plan, except that only employees of Dura and its subsidiaries may receive grants of incentive stock options.

      Set forth in the table below are the number of stock options that have been granted under the Stock Plan to: (1) Dura’s Chief Executive Officer and Dura’s four most highly compensated executive officers as of the end of its last fiscal year other than its Chief Executive Officer (the “Named Executive Officers”) (2) all current executive officers as a group; (3) all current directors who are not executive officers as a group; and (4) all employees, including all officers who are not executive officers, as a group.

		Number of
Name and Position	Dollar Value(1)	Options

Lawrence A. Denton President and CEO	$1,302,500	250,000
Jurgen von Heyden Vice President	$428,350	115,000
Milton D. Kniss Vice President	$428,350	202,500
David R. Bovee Vice President	$428,350	195,000
Robert A. Pickering Vice President	$428,350	165,000
Karl F. Storrie Vice Chairman	$1,910,300	665,000
Executive Officers	$5,092,420	1,176,500
Non-Executive Directors	$532,140	312,000
Non-Executive Employees	$7,252,211	3,309,550

(1)	Dollar value calculated as the product of (i) the number of options and (ii) the difference between the closing price of a share of Dura Class A Stock on March 25, 2004, as updated on the Nasdaq National Market, and the exercise price of such options.

      The number of stock options or other awards that will be granted under the Stock Plan to the above-named individuals and groups in the future is not determinable at this time.

      Share Limitations. The maximum aggregate number of shares of Dura Class A Stock which may be issued under the Stock Plan, subject to adjustment in the event of a stock split or other reclassification of Dura’s outstanding capital stock, is (a) 1,000,000 shares, plus (b) any shares returned to the 1996 Key Employee Stock Option Plan (the “1996 Plan”) as a result of termination of options under the 1996 Plan, plus (c) an annual increase to be added on the date of each annual meeting of stockholders of Dura, beginning with the 2001 annual meeting of stockholders, equal to the lesser of (i) 1,000,000 shares, (ii) five percent of the outstanding number of shares of Dura Common Stock on such date or (iii) a lesser amount determined by the Dura Board. Such shares may be authorized, but unissued, or reacquired Dura Class A Stock.

      As of March 25, 2004, 933,470 shares of Dura Class A Stock were available for issuance under the Stock Plan, 3,286,398 shares were subject to outstanding and unexercised options under the Stock Plan and 288,948 shares were subject to outstanding and unexercised options under the 1996 Plan. Options outstanding or available for issuance under the 1996 Plan will not be affected by the adoption of the amendment to the Stock Plan.

      As of March 25, 2004, the closing price of a share of Dura Class A Stock on the Nasdaq National Market was $12.23.

      Administration. The Stock Plan is currently administered by the Compensation Committee. The Stock Plan provides that it may be administered by a committee of the Dura Board and may be administered by different committees of the Dura Board with respect to different groups of employees, directors, officers and consultants. In most instances, the Stock Plan is administered in order to qualify any options issued thereunder as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and to qualify a transaction as exempt under Rule 16b-3 under the Exchange Act.

      The administrator’s decisions, determinations and interpretations with respect to the Stock Plan are final and binding on all participants. Subject to the provisions of the Stock Plan, and in the case of a committee of the Dura Board, subject to the specific duties delegated by the Dura Board to such committee, the administrator has wide discretion and flexibility to administer the Stock Plan in the manner it determines to be in the best interests of Dura. For example, (i) grants may be made in various combinations and subject to various conditions, restrictions and limitations; (ii) the terms and conditions of each grant need not be the same with respect to each participant; and (iii) the administrator may make all other determinations deemed necessary or advisable for administering the Stock Plan. These examples are for illustrative purposes only and do not purport to constitute an exclusive or comprehensive identification of the manner in which the administrator may exercise its broad authority in administering the Stock Plan.

Types of Awards

      Introduction. Under the Stock Plan, the administrator may grant stock options, stock purchase rights and/or performance awards (individually or collectively, an “Award”).

      Stock Options. Dura may grant both options intended to qualify as incentive stock options within the meaning of Section 422 of the Code (“incentive options”) and other stock options (“nonstatutory options”), subject to (i) a maximum award to any one grantee in any fiscal year of Dura of options to purchase 500,000 shares of Class A Stock (not including options to purchase up to an additional 500,000 shares in connection with a participant’s initial service) and (ii) with respect to grants of incentive options, a maximum value of $100,000 (determined at the time of grant) of underlying Class A Stock for which any participant’s incentive options first become exercisable in any calendar year.

      The exercise price of any option will be determined by the administrator in its discretion, provided that (1) in the case of incentive options and nonstatutory options intended to qualify as “performance-based compensation,” the exercise price of any option may not be less than 100% of the fair market value of a share of Dura Class A Stock on the date of grant of the option, and (2) in the case of incentive options, the exercise price of an incentive option awarded to a person who owns stock constituting more than 10% of Dura’s voting power may not be less than 110% of such fair market value on such date. Notwithstanding the foregoing, options may be granted with a per share exercise price less than 100% of the fair market value of a share of Dura Class A Stock on the date of grant in connection with a merger or other corporate transaction.

      The administrator shall determine the acceptable form of consideration for exercising an option, which may consist of cash, a check, a promissory note, the delivery of shares of Dura Class A Stock with a fair market value equal to the exercise price, consideration received by Dura under a cashless exercise program, a reduction in the amount of any liability of Dura to the optionee, or any combination of these methods of payment.

      The term of each option will be established by the administrator, subject to a maximum term of ten years from the date of grant in the case of any incentive option and of five years from the date of grant in the case of an incentive option granted to a person who owns stock constituting more than 10% of Dura’s voting power. In addition, the Stock Plan provides that all options generally cease vesting on the date on which a grantee ceases to be a director, officer or employee of, or to otherwise perform services for, Dura or its subsidiaries. Options generally terminate 90 days after such date.

      There are, however, certain exceptions depending upon the circumstances of cessation. In the case of a grantee’s disability or death, unless otherwise stated in the agreement between the optionee and Dura (the “Option Agreement”), all options cease vesting on the date on which the optionee is terminated and vested options remain exercisable for a period of twelve months following the grantee’s termination. In the event of voluntary retirement after the age of 59.5 years, unless otherwise stated in the Option Agreement, all options cease vesting on the date on which the optionee is terminated and vested options remain exercisable for a period of twelve months following the grantee’s termination provided that the optionee does not engage in conduct that is detrimental to Dura, as determined by a committee of the Dura Board in its good faith judgment. If there is a change in control of Dura, if provided in the Option Agreement, the options will immediately become fully exercisable or the administrator may direct Dura to cash out all existing options as of the date of the change of control or such other date as the administrator may determine.

      Stock Purchase Rights. The administrator may grant stock purchase rights alone or in tandem with other awards under the Stock Plan and/or with cash awards made outside of the Stock Plan. After the administrator determines that it will offer stock purchase rights under the Stock Plan, it will advise the grantee in writing of the terms, conditions and restrictions related to the offer, including the number of shares that the grantee shall be entitled to purchase, the price to be paid, and the time within which the grantee must accept such offer. The offer shall be accepted by execution of a restricted stock purchase agreement in the form determined by the administrator. The grantee will be required to pay to Dura the aggregate par value of any shares of restricted stock (or such larger amount as the administrator may determine to constitute capital under Section 154 of the Delaware General Corporation Law), unless such shares of restricted stock are treasury shares.

      Unless the administrator determines otherwise, the restricted stock purchase agreement shall grant Dura a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s service with Dura for any reason (including death or disability). The purchase price for shares repurchased pursuant to the restricted stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to Dura. The repurchase option shall lapse at a rate determined by the administrator.

      Performance Awards. The Plan is proposed to be amended to allow the administrator to grant performance awards at any time and from time to time as determined by the administrator. The administrator shall have complete discretion in determining the size and composition of performance awards granted and the appropriate period over which performance is to be measured (a “performance cycle”). Performance awards may include (i) specific dollar-value target awards, (ii) performance units, the value of each such unit being determined by the administrator at the time of issuance, and/or (iii) performance shares, the value of each such share being equal to the fair market value of a share of Class A Stock. The value of each performance award may be fixed or it may be permitted to fluctuate based on a performance factor (for example, return on equity) selected by the administrator.

      The administrator shall establish performance goals and objectives for each performance cycle on the basis of such criteria and objectives as the administrator may select from time to time, including, without limitation, the performance of the participant, Dura, one or more of Dura’s subsidiaries or divisions or any combination of the foregoing. During any performance cycle, the administrator shall have the authority to adjust the performance goals and objectives for such cycle for such reason as it deems equitable.

      A grantee must continue to be an employee, director or officer of, or otherwise perform services for, Dura at the end of the performance cycle to be entitled to payment of a performance award issued in respect of such cycle; provided however, that except as otherwise determined by the administrator, if a grantee ceases to perform services upon his or her death, retirement or disability prior to the end of the performance cycle, the grantee shall earn a proportionate portion of the performance award based upon the elapsed portion of the performance cycle and Dura’s performance over that portion of such cycle. In the event of a change in control, only if provided in the performance award agreement, a grantee shall earn no less than the portion of the performance award that the grantee would have earned if the applicable performance cycle(s) had terminated as of the date of the change in control.

Transferability

      Unless determined otherwise by the administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the grantee, only by the grantee. If the administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the administrator deems appropriate.

Changes in Capitalization

      Subject to any required action by the stockholders of Dura, the number of shares of Class A Stock covered by each outstanding Award, and the number of shares of Class A Stock which have been authorized for issuance under the Stock Plan but as to which no Awards have yet been granted or which have been returned to the Stock Plan upon cancellation or expiration of an Award, as well as the price per share of Class A Stock covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Class A Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Class A Stock, or any other increase or decrease in the number of issued shares of Class A Stock effected without receipt of consideration by Dura; provided, however, that conversion of any convertible securities of Dura (including shares of Class B Stock) shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as set forth above, no issuance by Dura of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Class A Stock subject to an Award.

Dissolution or Liquidation

      In the event of the proposed dissolution or liquidation of Dura, the administrator shall notify each grantee as soon as practicable prior to the effective date of such proposed transaction. The administrator in its discretion may provide for an optionee to have the right to exercise his or her option until ten (10) days prior to such transaction as to all of the optioned stock covered thereby, including shares as to which the option would not otherwise be exercisable. In addition, the administrator may provide that any Dura repurchase option applicable to any shares purchased upon exercise of an Award shall lapse as to all such shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

Merger or Asset Sale

      In the event of a merger of Dura with or into another corporation, or the sale of substantially all of the assets of Dura, each outstanding Award shall be assumed or an equivalent option, right or award substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Award, the grantee shall fully vest in and have the right to exercise the Award as to all of the award stock, including shares as to which it would not otherwise be vested or exercisable. If an Award becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the administrator shall notify the grantee in writing or electronically that the Award shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Award shall terminate upon the expiration of such period. For the purposes of this paragraph, the Award shall be considered assumed if, following the merger or sale of assets, the option, right or award confers the right to purchase or receive, for each share of award stock subject to the Award immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Class A Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its parent, the administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each share of award stock subject to the Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Class A Stock in the merger or sale of assets.

Amendment and Termination of the Stock Plan

      The Dura Board of Directors may amend or terminate the Stock Plan in its discretion, except that no amendment will become effective without prior approval of Dura’s stockholders if such approval is necessary for continued compliance with applicable laws, including any stock exchange listing requirements. Furthermore, any termination may not materially and adversely affect any outstanding rights or obligations under the Stock Plan without the affected participant’s consent.

Certain Federal Income Tax Consequences

      The following is a brief summary of the principal federal income tax consequences to participants of the grant and exercise of certain awards under the Stock Plan. This summary does not purport to address all aspects of federal income taxes that may affect participants in light of their individual circumstances. Moreover, this summary is based upon the current provisions of the Code, Treasury Regulations (including proposed Treasury Regulations) promulgated thereunder, rulings, administrative pronouncements and court interpretations thereof in effect as of the date hereof. It is possible that future legislative, regulatory, judicial or administrative changes or interpretations could modify such tax consequences and the conclusions reached below and that any such change could apply retroactively. This summary applies only to participants who acquire options under the Stock Plan in connection with their employment by Dura or one of its affiliates and exercise such options during their lifetimes. Because federal income tax consequences will vary as a result of individual circumstances, each option holder is urged to consult a tax advisor with respect to the tax consequences (including those under state and local tax laws) of the grant and exercise of stock options under the Stock Plan. Moreover, the following summary relates only to option holders’ federal income tax treatment. The state, local and foreign tax consequences may be substantially different from the federal income tax consequences described herein.

1.	Taxation of Ordinary Income and Capital Gains.

      The ordinary income of an individual taxpayer currently is generally subject to a maximum federal income tax rate of 35%, while long-term capital gains of an individual currently are generally subject to a maximum tax rate of 15%. The effective marginal rates of some taxpayers may be higher to the extent that they are subject to the phase-out of personal exemptions or the reduction of itemized deductions that occur at certain income levels. The classification of income as capital or ordinary is also relevant for taxpayers who have capital losses or investment interest.

2.	Options.

      Under the Stock Plan, a participant may be granted incentive options or nonstatutory options or both. Generally, the tax consequences to an option holder with respect to incentive options will be different from the tax consequences with respect to nonstatutory options, as more fully explained below. In addition, the discussion below assumes that at the time a nonstatutory option is exercised, the shares received are either fully vested or the holder makes a timely election under Section 83(b).

3.	Nonstatutory Options.

      The holder of a nonstatutory option does not recognize taxable income upon the grant of the nonstatutory option, nor is Dura entitled, for income tax purposes, to a deduction upon such a grant. The option holder recognizes ordinary compensation income (subject to withholding taxes) on the exercise of a nonstatutory option equal to the excess of the fair market value of the shares received on exercise over the option exercise price. The fair market value of the shares is measured on the exercise date. If such taxable compensation is properly included in the holder’s gross income by the holder or is deemed to have been properly included as a result of the timely satisfaction of certain reporting requirements by Dura, Dura should be entitled to a deduction in computing its federal income taxes in an amount equal to the ordinary income recognized by the option holder on the exercise of the nonstatutory option.

      If an option holder sells shares acquired pursuant to the exercise of a nonstatutory option, the option holder will recognize capital gain or loss equal to the difference between the selling price of the shares and their fair market value on the exercise date. The capital gain is long-term or short-term, depending on whether the option holder has held the option shares for more than one year after the exercise date. Dura is not entitled to any deduction with respect to any capital gain recognized by the option holder.

      The previous paragraph assumes, for simplicity, that the option holder’s tax basis in the option shares sold is equal to the fair market value of such shares on the exercise date. While this would be the case if the option holder had paid the exercise price for such shares in cash, it would not normally be the case if the option holder paid the exercise price in whole or in part by delivery of other Dura Class A Stock. In the latter case, the option holder’s tax basis in, and holding period for, the previously acquired shares surrendered carries over to an equal number of the option shares received on a share-for-share basis. Shares received in excess of the shares surrendered have a tax basis equal to the fair market value of those received shares on the exercise date and the option holder’s holding period for such received shares begins on the exercise date. The option holder’s capital gain or loss on a sale of option shares would be determined based on the option holder’s actual basis in the shares sold and the long-term or short-term nature of any gain would be based on the option holder’s actual holding period.

4.	Incentive Stock Options.

      The holder of an incentive option does not realize taxable income upon the grant or exercise of the incentive option and Dura is not entitled to any deduction with respect to such grant or exercise. However, upon exercise of an incentive option, the excess of the fair market value on the exercise date of the shares acquired pursuant to the exercise of the incentive option over the exercise price will be included in the option holder’s alternative minimum taxable income and may cause or increase a liability for alternative minimum tax. Such alternative minimum tax may be payable even though the option holder receives no cash upon the exercise of the incentive option with which to pay such tax.

      The income tax treatment of any gain or loss realized upon an option holder’s disposition of option shares depends on the timing of the disposition. If the option shares have been held for at least one year and if at least two years have elapsed since the date of grant of the incentive option (the “Required Holding Periods”), then the option holder recognizes (i) long-term capital gain to the extent that the selling price exceeds the exercise price or (ii) long-term capital loss to the extent that the exercise price exceeds the selling price. In either case, no deduction is allowed to Dura.

      If an option holder disposes of option shares before the expiration of the Required Holding Period (“Disqualifying Disposition”), then (i) if the selling price exceeds the fair market value of the option shares on the date the incentive option was exercised, the excess of such fair market value over the exercise price is taxable to the option holder as ordinary income and the excess of the selling price over such fair market value is taxable to the option holder as capital gain (long-term or short-term depending on whether the option holder has held the shares for more than one year), (ii) if the selling price exceeds the exercise price but does not exceed the fair market value of the option shares on the date the incentive option was exercised, the excess of the selling price over the exercise price is taxable to the option holder as ordinary income and (iii) if the selling price is less than the exercise price, the difference is treated as capital loss to the option holder. If, however, the disposition is a sale to a related party (as defined in Section 267(b) of the Code to include, for example, a member of the option holder’s family or a corporation majority-owned by the option holder) or a gift, then the ordinary income recognized by the option holder will not be less than the excess of the fair market value of the option shares on the exercise date over the option exercise price. In each case, Dura is entitled to a deduction equal to the amount of ordinary income (but not capital gain) recognized by the option holder on the Disqualifying Disposition, provided such taxable amount is, or is deemed to be, included in the gross income of the option holder.

      The previous paragraphs assume, for simplicity, that the option holder’s tax basis in the option shares disposed of is equal to the option exercise price. While this would be the case if the option holder had paid the option exercise price for such shares in cash, it would not normally be the case if the option holder paid the option exercise price in whole or in part by delivery of the Class A Stock. If an option holder delivers previously acquired Common Stock (other than shares acquired upon exercise of an incentive option and not held for the Required Holding periods) in payment of all or part of the option exercise price of an incentive option, the option holder’s tax basis in, and holding period for, the previously acquired shares surrendered carries over to an equal number of the option shares received (for capital gain purposes, but not for purposes of determining whether a Disqualifying Disposition occurs) on a share-for-share basis. Shares received in excess of the shares surrendered have a tax basis equal to the amount paid (if any) by the option holder to exercise the incentive option in addition to the previously acquired shares, and such shares’ holding period begins on the exercise date. Proposed regulations provide that where an incentive option is exercised using previously acquired shares, a later Disqualifying Disposition of the shares received will be deemed to have been a disposition of the shares having the lowest basis first. The option holder’s capital gain or loss on a sale of option shares would be determined based on the option holder’s actual basis in such shares (increased by any ordinary income on such disposition) and the long-term or short-term nature of any gain would be based on the option holder’s actual holding period.

      If an option holder pays the exercise price of an incentive option in whole or in part with previously acquired Class A Stock that was acquired upon the exercise of an incentive option and that has not been held for the Required Holding Periods, the option holder will recognize ordinary income (but not capital gain) with respect to the surrendered shares under the rules applicable to Disqualifying Dispositions. Dura will be entitled to a corresponding deduction. The option holder’s basis in the shares received in exchange for the shares surrendered will be increased by the amount of ordinary income the option holder recognizes.

      Under the Stock Plan, the administrator may allow options to be exercised after the termination of an option holder’s employment. However, if an incentive option is exercised more than three months after the termination of an option holder’s employment other than because of the option holder’s death (or more than one year after the termination of an option holder’s employment because of disability) the option holder will be taxed on the exercise as if the incentive option were a nonstatutory option.

5.	Other Awards.

      Because other awards may take many forms, as determined by the administrator, it is not possible to describe generally what their tax treatment will be.

6.	Effect of Section 16(b) of the Securities Exchange Act of 1934.

      The tax consequences to an option holder of the exercise of either an incentive option or a nonstatutory option may vary from those described above if the option holder is a person who is subject to liability under Section 16(b) of the Exchange Act (typically, officers, directors and 10% stockholders of a corporation) for certain dealings in the Class A Stock (a “16(b) Person”). In general, an option holder who is a 16(b) Person will not recognize income on receipt of the Class A Stock until such holder is no longer subject to a liability under Section 16(b) with respect to the disposition of such Class A Stock. However, the option holder may elect to be taxed based on the fair market value of the shares on the exercise date (and have a holding period beginning on the exercise date) by filing an election under Section 83(b) of the Code within 30 days of the exercise date.

7.	Effect of Section 162(m) of the Internal Revenue Code.

      Starting with tax years beginning after January 1, 1994, a publicly held corporation may not deduct compensation paid to its chief executive officer and its four other most-highly compensated officers in excess of $1 million per officer during a corporate taxable year except to the extent such amounts in excess of $1 million qualify for an exception to this limitation. To qualify for this exception, such amounts must be determined on the basis of preestablished, objective, nondiscretionary formulae that meet certain shareholder and outside director approval requirements. For this purpose, “compensation” is broadly defined and would include, for example, income realized on the exercise of nonstatutory options or SARs, disqualifying dispositions of incentive option shares, and the receipt (if a timely Section 83(b) election is made) or vesting

(if no Section 83(b) election is made) of restricted stock. Thus, to the extent awards granted to Dura’s chief executive officer and the four other most highly compensated officers do not qualify for the performance based-exception, Dura’s deductions with respect to such awards may be subject to the $1 million per executive deduction limitation.

Vote Required for Approval

      The affirmative vote of the holders of a majority of outstanding Common Stock is required to approve this proposal. If approved by the shareholders, the proposed amendment to the Stock Plan will become effective immediately.

      The Board of Directors recommends a vote “FOR” the proposal to adopt the Amended and Restated Dura Automotive Systems, Inc. 1998 Stock Incentive Plan.

OTHER BUSINESS

      At the date of this Proxy Statement, Dura has no knowledge of any business other than that described above that will be presented at the Annual Meeting. If any other business should properly be brought before the Annual Meeting and any adjournments or postponements thereof, the Proxies will be voted in the discretion of the Proxy holders.

OWNERSHIP OF DURA COMMON STOCK

      Unless otherwise noted, the following table sets forth certain information regarding ownership of the Common Stock as of March 25, 2004 by (i) the beneficial owners of more than 5% of each class of Common Stock of Dura, (ii) each director, director nominee and named executive officer of Dura and (iii) all directors and executive officers of Dura as a group. To the knowledge of Dura, each of such stockholders has sole voting and investment power as to the shares shown unless otherwise noted. Beneficial ownership of the Common Stock listed in the table has been determined in accordance with the applicable rules and regulations promulgated under the Exchange Act.

	Class A Stock		Class B Stock

	Number of	Percent	Number	Percent
Directors, Officers and 5% Stockholders(1)	Shares	of Class	of Shares	of Class

Scott D. Rued(2)	45,500	*	—	—
Lawrence A. Denton(2)	77,550	*	—	—
David R. Bovee(2)	169,477	1.0%	11,308	*
Milton D. Kniss(2)	142,551	*	8,961	*
Robert A. Pickering(2)	77,730	*	—	—
Jurgen von Heyden(2)	53,810	*	—	—
Karl F. Storrie(2)	627,500	3.6%	—	—
Charles M. Brennan III	—	—	—	—
Robert E. Brooker(2)	68,530	*	—	—
Jack K. Edwards(2)	38,440	*	—	—
James O. Futterknecht, Jr.	18,571	*	—	—
Yousif B. Ghafari	—	—	—	—
S.A. Johnson(2)	207,500	1.2%	9,668	*
J. Richard Jones(2)	65,633	*	—	—
Ralph R. Whitney, Jr.(2)	46,133	*	—	—
FMR Corp.(3)	2,173,974	12.8%	—	—
Dimensional Fund Advisors(4)	1,121,290	6.6%	—	—
Strong Capital Management, Inc.(5)	1,450,515	8.5%	—	—
Barclays Global Investors, N.A.(6)	1,418,243	8.3%	—	—
All Directors and Officers as a group (17 persons)	1,822,871	9.8%	29,937	39.2%

*	Less than one percent.

(1)	As of March 25, 2004, Onex DHC LLC had shared voting power over 1,486,208 shares of Class B Stock and sole dispositive power over 35,000 shares of Class A Stock and 1,409,913 shares of Class B Stock. On April 7, 2004, Onex DHC LLC completed the sale of 1,444,913 shares of Class A Stock (consisting of 35,000 shares of Class A Stock and 1,409,913 shares of Class B Stock that automatically converted into Class A Stock upon sale). As a result, Onex no longer has beneficial ownership of any shares of Common Stock. Onex DHC LLC and Onex Investment Corp. are both wholly owned subsidiaries of Onex Corporation. The address for Onex DHC LLC is c/o Onex Investment Corp., 712 Fifth Avenue, 40th Floor, New York, New York 10019.

(2)	Includes shares as to which the officer or director has the right to acquire within 60 days through the exercise of stock options, as follows: Mr. Rued — 45,500 shares; Mr. Bovee — 158,750 shares; Mr. Denton — 62,500 shares; Mr. Kniss — 131,250 shares; Mr. Pickering — 55,000 shares; Mr. von Heyden — 53,810 shares; Mr. Storrie — 627,500 shares; Mr. Brooker — 10,500 shares; Mr. Edwards — 10,500 shares; Mr. Johnson — 207,500 shares; Mr. Jones — 50,000 shares; and Mr. Whitney — 4,000 shares.

(3)	FMR Corp. reported as of February 16, 2004 sole dispositive power with respect to 2,173,974 shares of Class A Stock, representing 13.0% of the outstanding shares of Class A Stock at that time. The address for FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

(4)	Dimensional Fund Advisors reported as of February 6, 2004 sole voting and dispositive power with respect to 1,121,290 shares of Class A Stock, representing 7.2% of the outstanding shares of Class A Stock at that time. The address for Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(5)	Strong Capital Management, Inc. reported as of February 16, 2004 shared voting and dispositive power with respect to 1,450,515 shares of Class A Stock, representing 8.7% of the outstanding shares of Class A Stock at that time. The address for Strong Capital Management, Inc. is 100 Heritage Reserve, Mehomonee Falls, Wisconsin 53051.

(6)	Barclays Global Investors, N.A. reported as of February 13, 2004 sole voting and dispositive power with respect to 1,418,243 shares of Class A Stock, representing 8.9% of the outstanding shares of Class A Stock at that time. The address for Barclays Global Investors, N.A. is 45 Fremont Street, San Francisco, California 94105.

EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth compensation packages for the years ended December 31, 2003, 2002 and 2001 for the Named Executive Officers.

						Long-Term
		Annual Compensation				Compensation

				Other Annual		Options	All Other
Name and		Salary	Bonus	Compensation		Granted	Compensation
Principal Position	Year	($)(1)	($)(1)	($)		(#)	($)(2)

Lawrence A. Denton	2003	$673,526	$1,318,751	$40,000		250,000	$8,547
President and Chief
Executive Officer(3)
Jurgen von Heyden	2003	395,275	276,106	—		25,000	—
Vice President	2002	355,954	232,563	—		20,000	—
	2001	303,000	—	—		70,000	—
Milton D. Kniss	2003	356,125	271,688		(4)	25,000	9,290
Vice President	2002	340,000	286,125		(4)	20,000	9,247
	2001	353,500	—		(4)	70,000	7,214
David R. Bovee	2003	295,920	227,880		(4)	25,000	8,690
Vice President	2002	274,000	235,440		(4)	20,000	8,667
	2001	251,667	—		(4)	70,000	7,214
Robert A. Pickering	2003	289,575	175,890		(4)	25,000	9,980
Vice President(5)	2002	280,500	224,452		(4)	20,000	9,247
	2001	262,500	—		(4)	70,000	7,574
Karl F. Storrie	2003	200,000	—		(4)	195,000	203,257 (7)
Former President and	2002	765,000	863,280	54,254		50,000	7,078
Chief Executive Officer(6)	2001	690,000	—	118,593	(8)	190,000	7,988

(1)	Includes amounts deferred by employees under Dura’s 401(k) employee savings plan, pursuant to Section 401(k) of the Internal Revenue Code.

(2)	The amounts disclosed in this column include amounts contributed by Dura to Dura’s 401(k) employees savings plan and profit sharing plan and dollar value of premiums paid by Dura for term life insurance on behalf of the named executive officers.

(3)	Mr. Denton was appointed President and Chief Executive Officer on January 15, 2003.

(4)	Except as otherwise disclosed, none of the perquisites or other benefits paid to each of the Named Executive Officer exceeded the lesser of $50,000 or 10% of the total annual salary and bonus received by such Named Executive Officers.

(5)	Mr. Pickering terminated his employment with the Company as of December 2003.

(6)	Mr. Storrie served as President and Chief Executive Officer from January 1, 2003 to January 14, 2003 and as Vice Chairman from January 15, 2003 to March 31, 2003. After March 31, 2003, Mr. Storrie entered into a consulting agreement with the Company as described in “Consulting and Employment Agreements.”

(7)	Includes: (a) $172,255 distribution received under Dura’s Supplemental Executive Retirement Plan, (b) $22,450 fair market value of Company match on amounts deferred by Mr. Storrie into the Company’s Deferred Income Leadership Stock Purchase Plan on the date of distribution and (c) $8,552 contributed by Dura related to the 401(k) employee savings plan and the dollar value of premiums paid by Dura for term life insurance on behalf of Mr. Storrie.

(8)	Includes $58,958 of personal travel expenses paid by the Company.

Option Grants Table

      The following table shows all grants of options to acquire shares of Dura Class A Stock granted to the Named Executive Officers under the Stock Plan during the last fiscal year.

	Number of				Potential Realizable Value At
	Securities	% of Total			Assumed Annual Rates of
	Underlying	Options			Stock Price Appreciation for
	Options	Granted to	Exercise		Option Term(2)
	Granted	Employees in	Price	Expiration
Name	(#)(1)	Fiscal Year	(Per Share)	Date	5%	10%

L.A. Denton	250,000	30.7%	$7.02	2/20/13	$1,103,710	$2,797,018
J. von Heyden	25,000	3.1%	7.02	2/20/13	110,371	279,702
M.D. Kniss	25,000	3.1%	7.02	2/20/13	110,371	279,702
D.R. Bovee	25,000	3.1%	7.02	2/20/13	110,371	279,702
R.A. Pickering	25,000	3.1%	7.02	2/20/13	110,371	279,702
K.F. Storrie(3)	120,000	N/A	5.60	3/31/13	422,617	1,070,995
	75,000	N/A	8.25	5/27/13	389,129	986,128

(1)	These options vest ratably over four years commencing one year from the date of grant, except that the options granted to Mr. Storrie are fully vested.

(2)	Amounts reflect certain assumed rates of appreciation set forth in the executive compensation disclosure rules of the SEC. Actual gains, if any, on stock option exercises depend on future performance of Dura’s Class A Stock and overall stock market conditions. No assurances can be made that the amounts reflected in these columns will be achieved.

(3)	These options were issued in accordance with Mr. Storrie’s consulting agreement. See “Consulting and Employment Agreements” for further disclosure.

Option Exercises and Year-End Value Table

      During the year ended December 31, 2003, no options were exercised by any Named Executive Officers. The following table shows the aggregate number and value of unexercised options held by each Named Executive Officer as of December 31, 2003.

Aggregated Option Exercises in Last Fiscal

Year and Year-End Option Values

Number of
Unexercised
	Options At	Value of Unexercised
	Year-End(#)	In-the-Money Options
Year-End($)(1)
Exercisable/
Name	Unexercisable	Exercisable/ Unexercisable

L.A. Denton	62,500/187,500	$372,500/$1,117,500
J. von Heyden	35,060/ 75,000	148,229/ 324,300
M.D. Kniss	112,500/ 75,000	106,800/ 324,300
D.R. Bovee	140,000/ 75,000	175,300/ 324,300
R.A. Pickering	77,500/ 75,000	106,800/ 324,300
K.F. Storrie	627,500/ —	1,945,825/ —

(1)	Values are based on the difference between the closing bid price of Dura’s Class A Stock on December 31, 2003 ($12.98) and the exercise prices of the options.

Pension Plan Table

      The following table shows the estimated annual benefits payable upon normal retirement to persons in specified compensation and years of service classifications under Dura’s Supplemental Executive Retirement Plan, effective as of January 1, 2003 (the “SERP”). The SERP is intended to supplement benefits provided to eligible executive officers under the Company’s qualified and other non-qualified retirement plans.

	Benefits Based Upon Years of Service at
	Normal Retirement Age(2)(3)

Final Average Annual Compensation(1)	15	20	25	30	35

$125,000	$14,063	$18,750	$23,438	$28,125	$32,813
$150,000	16,875	22,500	28,125	33,750	39,375
$175,000	19,688	26,250	32,813	39,375	45,938
$200,000	22,500	30,000	37,500	45,000	52,500
$225,000	25,313	33,750	42,188	50,625	59,063
$250,000	28,125	37,500	46,875	56,250	65,625
$300,000	33,750	45,000	56,250	67,500	78,750
$400,000	45,000	60,000	75,000	90,000	105,000
$500,000	56,250	75,000	93,750	112,500	131,250
$600,000	67,500	90,000	112,500	135,000	157,500
$700,000	78,750	105,000	131,250	157,500	183,750
$800,000	90,000	120,000	150,000	180,000	210,000
$900,000	101,250	135,000	168,750	202,500	236,250
$1,000,000	112,500	150,000	187,500	225,000	262,500

(1)	Final average annual compensation is the average of a participant’s compensation for the three calendar years of employment, selected from the last five calendar years of employment, which produce the highest average. “Compensation” includes salary and bonus payments as referenced in the Summary

Compensation Table, amounts deferred under a salary reduction agreement, and bonus payments deferred into the Company’s Deferred Income Leadership Stock Purchase Plan.

(2)	The Named Executive Officers have credited years of service under the SERP as follows: L.A. Denton — 2.0 years; M.D. Kniss — 21.6 years; and D.R. Bovee — 30.3 years. Mr. von Heyden is not a participant in the SERP. Mr. Pickering is a participant in a separate supplemental executive retirement plan that was sponsored by Excel and assumed by Dura.

(3)	Benefits shown in the table are computed as a straight life annuity (with a 10-year certain term) beginning at age 65 and are not subject to any deduction for social security benefits or other offset amounts.

Consulting and Employment Agreements

      Karl F. Storrie. In January 2003, Mr. Storrie resigned as President and Chief Executive Officer and was elected as Vice Chairman. Mr. Storrie and Dura entered into a Consulting Agreement dated as of April 1, 2003 (“Consulting Agreement”) pursuant to which Mr. Storrie’s employment with Dura was terminated on March 31, 2003. Under the terms of the Consulting Agreement, Mr. Storrie will receive an annual consulting fee of $525,000 for two-years, stock options for 270,000 shares of Class A Common Stock, and all vested options held by Mr. Storrie will be exercisable until their original expiration date (ten years from the date the options were granted). As of December 31, 2003, 195,000 of the options pursuant to the Consulting Agreement have been granted. The remaining 75,000 options will be granted in May 2004 and are being accounted for as variable stock options. The exercise price of the options to be granted in May 2004 will be equal to the lesser of (i) the fair market value of Dura’s Class A Stock as of the grant date or (ii) 200% of the fair market value of Dura’s Class A Stock as of the close of business on May 20, 2003.

      Lawrence A. Denton. The Board of Directors appointed Mr. Larry Denton as President and Chief Executive Officer effective as of January 15, 2003. Pursuant to the terms and conditions of Mr. Denton’s offer letter, Dura will pay to Mr. Denton an annual base salary of $700,000 and perquisites of up to $40,000 per year. Effective as of January 1, 2004, the Compensation Committee approved a 5% increase in Mr. Denton’s salary and an increase in perquisites of up to $44,000 per year. Like other executive officers, Mr. Denton is eligible to receive a bonus that is determined in part on the performance of Dura and in part on his own performance. Mr. Denton’s target bonus is 100% of his base salary. Dura paid Mr. Denton a signing bonus of $400,000. If Mr. Denton voluntarily terminates his employment with Dura within 24 months, he will reimburse Dura for the signing bonus. Mr. Denton was granted 250,000 stock options on February 20, 2003 with an exercise price equal to the fair market value of Class A Stock on the grant date. The options vest on a pro rata basis over a four year period. Mr. Denton is also eligible to participate in Dura’s Deferred Income Leadership Stock Purchase Plan and the SERP. Dura will develop a plan to grant Mr. Denton 100,000 shares of restricted stock to vest on his fifth anniversary with Dura. Vesting will depend on a set of performance factors to be developed by the Compensation Committee and Mr. Denton. Mr. Denton will participate in Dura’s other retirement and fringe benefit plans. If Dura terminates Mr. Denton’s employment for reasons other than gross misconduct, Dura will pay Mr. Denton 24 months of base salary and provide health benefits for 24 months.

      Jurgen von Heyden. Dura has entered into an employment agreement with Jurgen von Heyden. Under the agreement, Mr. von Heyden will serve as President of Dura’s Body and Glass Division and Vice President of Dura for a period beginning on January 1, 2004 and ending on December 31, 2006. At least 12 months before the end of the contract term, the parties will decide whether to extend the employment relationship. The agreement will automatically terminate at the end of the month in which Mr. von Heyden attains age 65 or when it is finally determined that he is incapable of work. In addition, Dura may dispense with Mr. von Heyden’s services at any time but his annual fixed salary continues for the remaining contract term.

      Mr. von Heyden will receive a fixed annual salary of €354,276. He will be considered for salary increases at the same time as other executive officers and is eligible for a bonus on the same basis as other executive officers. In the event of sickness, Dura will continue Mr. von Heyden’s salary for a period of six months. For a further three months, Dura will pay the difference between the net income and the sickness pay that is payable as the maximum amount as the result of participation in Dura’s health insurance plan, but not extending beyond the end of the contract term. In the event of death, Mr. von Heyden’s salary will continue to be paid to his dependents that are entitled to support for the month in which death occurs and for six months thereafter. At the expiration of the contract, Mr. von Heyden will enter into a non-competition agreement, at the request of Dura, which meets legal requirements.

      Robert A. Pickering. In connection with Mr. Pickering’s termination of employment and retirement effective December 31, 2003, Dura and Mr. Pickering entered into a General Release and Severance Agreement. In the agreement, Dura agreed to pay severance pay to Mr. Pickering for a period of 26 weeks, for total severance pay of $146,575. The payments are made in installments according to Dura’s regular payroll cycle, net of applicable withholdings. Mr. Pickering is eligible to participate in the Atwood Mobile Products Retiree Medical Plan and the Leadership Elective Appreciation Deferral Benefit Plan on his retirement date. Dura will grant Mr. Pickering credited vesting service until March 1, 2005 under the Excel Industries, Inc. Restated 1989 Deferred Compensation Plan and Agreement, as amended June 1, 2002. All premium shares under the Deferred Income Leadership Stock Purchase Plan will be vested as of Mr. Pickering’s retirement date and he is entitled to receive a distribution of all shares credited to his account in such plan. For 2003, Mr. Pickering is eligible for a bonus on the same basis as other executive officers.

      In exchange for such payments, Mr. Pickering agreed to release all claims against Dura arising out of his employment or his termination of employment. Mr. Pickering also agreed not to use or disclose any confidential information of Dura or to make any disparaging comments about Dura, its employees or its products. Mr. Pickering further agreed not to compete with Dura, not to solicit customers, and not to solicit employees, for a period of one year after his retirement date.

Compensation Committee Interlocks and Insider Participation

      Messrs. J. Richard Jones, Yousif B. Ghafari, Jack K. Edwards and Ralph R. Whitney, Jr. served as members of Dura’s Compensation Committee during its last completed fiscal year. Mr. Jones was an executive officer of Trident prior to its acquisition by Dura in April 1998.

Compensation Committee Report on Executive Compensation

      This Compensation Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent that Dura specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

      The following has been submitted by the Compensation Committee:

General Executive Officer Compensation Policies

      The Compensation Committee is responsible for developing and recommending Dura’s executive compensation policies to the Board of Directors. The executive officer compensation program has been designed to attract and retain highly qualified and motivated employees and to reward superior performance.

      The combination of both cash compensation (salary and performance bonus) and equity-based compensation are intended to encourage and reward near-term objectives, such as financial performance, and Dura’s long-term goals, such as continuous improvement in customer and employee satisfaction, and the growth and prosperity of Dura and its stakeholders.

Salary and Bonus

      In general, the base salaries of Dura’s executive officers are established at levels believed to be at market rates. Each year, the Committee reviews compensation data from outside consultants, available survey information and data from companies of comparable size and performance in ascertaining comparable salary rates. To provide performance incentives, Dura provides for annual cash awards that are payable if Dura meets or exceeds certain predetermined goals established and approved by the Board of Directors.

      Dura’s bonus program is comprised of three principal factors. First, the Committee establishes a target for each officer expressed as a percentage of salary. Second, a financial performance factor is determined that creates a minimum performance requirement and recognition of performance related to expectations. Third, a team performance factor relating to progress toward company goals and an individual leadership initiative are established. The bonus is payable only if the minimum financial performance, the team performance and the individual leadership initiative are achieved.

      In addition to the above-referenced objective factors, the Compensation Committee has the right to adjust bonus payments based upon its evaluation of Dura’s performance relative to the overall economy and specific market considerations. This discretion is intended to better align potential plan payout as an indication of overall Company performance.

Long-Term Equity Incentives

      The long-term equity incentives consist of awards under the Stock Plan and the Company’s Deferred Income Leadership Stock Purchase Plan, which is administered by the Compensation Committee. Pursuant to the terms of the Stock Plan, options are granted at an exercise price equal to Dura’s Class A Stock price on the date the options are granted. The Compensation Committee believes the Stock Plan aligns management’s long-term interests with stockholder interests, as the ultimate compensation is based upon Dura’s stock performance. The Compensation Committee also believes the Stock Plan is a cost effective method of providing key management with long-term compensation. The Compensation Committee approves the employees who participate in the Stock Plan based upon recommendations by the Chairman of the Board of Directors and the Chief Executive Officer. During 2003, the Compensation Committee recommended the number of shares to be optioned to each employee based upon individual performance, responsibility and level of cash compensation and the Board of Directors approved the issuance of options to participants. The Compensation Committee may also, based on the recommendation of the Board of Directors, approve the issuance of stock option agreements not in connection with the Stock Plan. Pursuant to the Deferred Income Leadership Stock Purchase Plan, senior management is permitted to defer and invest all or part of his or her annual cash bonus in restricted stock units equivalent to shares of Dura’s Class A Stock. The Compensation Committee also believes that this Deferred Income Leadership Stock Purchase Plan aligns management’s long-term interests with stockholder interests.

      The income tax laws of the United States limit the amount the Company may deduct for compensation paid to the Company’s Named Executive Officers. Certain compensation that qualifies as “performance-based” under IRS guidelines is not subject to this limit. Stock options granted under the Company’s Stock Plan are designed to qualify as performance-based compensation thereby permitting the Company to deduct the related expenses. The Compensation Committee believes that these limitations should not cause the Company to be denied a deduction for 2003 compensation paid to the Named Executive Officers. The Compensation Committee will continue to work to structure components of its executive compensation to achieve the maximum deductibility under the Internal Revenue Code in a manner consistent with its compensation goals and the Company’s values.

Chief Executive Officer Compensation

      The 2003 base salary of Lawrence A. Denton, Dura’s CEO, of $673,526, was based upon market and competitive factors. The CEO’s annual cash bonus is determined based in part on whether pre-determined financial objectives are met by Dura and in part on the performance of the CEO. For 2003, the Compensation Committee determined that Dura exceeded the pre-determined objectives and rated Mr. Denton’s performance as excellent. Based on this performance, Mr. Denton earned a bonus of $1,318,751 in 2003. In addition, the Company granted Mr. Denton 250,000 options during 2003.

      The foregoing report has been approved by all members of the Compensation Committee.

Compensation Committee:
Jack K. Edwards, Chairman
Yousif B. Ghafari
J. Richard Jones

EQUITY COMPENSATION PLAN INFORMATION

      The following table gives information about Dura’s Common Stock that may be issued under all of its existing equity compensation plans as of December 31, 2003, which include:

the Dura Automotive Systems, Inc. 1998 Stock Incentive Plan;
the Dura Automotive Systems, Inc. Independent Director Stock Option Plan;
the Dura Automotive Systems, Inc. Employee Stock Discount Purchase Plan;
the Dura Automotive Systems, Inc. Deferred Income Leadership Stock Purchase Plan; and
the Dura Automotive Systems, Inc. Director Deferred Stock Purchase Plan.

(c)
Number of Securities
	(a)	(b)	Remaining for Future
	Number of Securities to	Weighted Average	Issuance Under Equity
	be Issued Upon Exercise	Exercise Price of	Compensation Plans
	of Outstanding Options,	Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column (a))

Equity compensation plans approved by security holders	3,824,328	$13.21	2,109,305
Equity compensation plans not approved by security holders	—	—	—

Total	3,824,328	$13.21	2,109,305

(1)	The 1998 Stock Incentive Plan provides for an annual increase equal to the lesser of 1,000,000 shares of Class A Stock or 5% of the outstanding number of shares of Class A Stock to be added on the date of each annual meeting of the Stockholders.

(2)	As of December 31, 2003, 520,715 shares of Class A Stock have been issued and are outstanding under the Employee Stock Discount Purchase Plan.

(3)	As of December 31, 2003, 81,411 shares of Class A Stock were distributed to employees under the Deferred Income Leadership Stock Purchase Plan.

(4)	As of December 31, 2003, no shares of Class A Stock had been distributed to directors under the Director Deferred Stock Purchase Plan.

(5)	Includes 354,868 options assumed by Dura in connection with its acquisition of Excel in March 1999. The weighted-average exercise price of such options is $23.04.

      On March 23, 2004, Dura amended the Dura Automotive Systems, Inc. Deferred Income Leadership Stock Purchase Plan to reduce the minimum deferral election from 15% to 5%.

PERFORMANCE GRAPH

      The following graph compares Dura’s cumulative total stockholder return since December 31, 1998 with the NASDAQ National Market Index and with the OEM Automotive Supplier Composite Index. The OEM Automotive Supplier Composite Index consists of the following: Amcast Industrial Corporation, Autoliv, Inc., ArvinMeritor, Inc., American Axle & Manufacturing Holdings, Borg-Warner Automotive, Inc., Collins & Aikman Corporation, Dana Corporation, Decoma International Inc., Delphi Automotive Systems, Dura Automotive Systems, Inc., Eaton Corporation, Gentex Corporation, Intermet Corporation, Johnson Controls, Inc., Lear Corporation, Methode Electronics, Inc., Magna International Inc., Modine Manufacturing Company, Shiloh Industries, Inc., Stoneridge Inc., STRATTEC Security Corporation, Superior Industries International Inc., Tesma International Inc., Tower Automotive, Inc. and Visteon Corporation. The comparison is based on the assumption that $100.00 was invested on December 31, 1998 in each of the Class A Stock, the NASDAQ National Market Index and the OEM Automotive Supplier Composite Index with dividends reinvested.

COMPARISON OF TOTAL RETURN

AMONG NASDAQ NATIONAL MARKET INDEX,
OEM AUTOMOTIVE SUPPLIER COMPOSITE INDEX
AND DURA AUTOMOTIVE SYSTEMS, INC.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

      Dura, Onex, Scott D. Rued, and certain other investors are parties to stockholders agreements pursuant to which each party has agreed to vote his or its shares of Common Stock in the same manner that Onex votes its shares of Dura’s Common Stock. These stockholders agreements were terminated in April 2004 in connection with the sale by Onex of all of its shares of Common Stock.

      Dura, Onex and certain stockholders including Scott D. Rued are parties to a registration agreement pursuant to which Dura has granted certain of its stockholders rights to register shares of Dura’s Common Stock. Dura registered 1,444,913 shares of Class A Stock held by Onex in March 2004 under the terms of this agreement.

      Dura paid fees to HCI of approximately $1.1 million in 2003 for services provided in connection with the acquisition of Creation Group from Heywood Williams Group PLC and other business development services. Certain officers and employees of HCI continue to provide such services to Dura.

      In 2001, Dura loaned approximately $1.2 million to Automotive Aviation Partners, LLC (“AAP”) to enable it to make a principal and interest payment to its lending institution. At that time, Dura owned 25 percent of AAP and S.A. Johnson, a director of Dura, owned the remaining 75 percent. AAP’s sole asset is a corporate airplane. Mr. Johnson had personally guaranteed repayment of 75 percent of this loan. This loan was due and payable in October 2002. Subsequently, Dura and Mr. Johnson established a repayment schedule with respect to Mr. Johnson’s guarantee, for which payments are current. As of April 1, 2004, Mr. Johnson owed approximately $0.6 million to Dura under this arrangement. In March 2004, a wholly-owned subsidiary of Dura acquired Mr. Johnson’s 75% interest in AAP in exchange for nominal consideration. Dura has repaid the loan to AAP’s lending institution and Mr. Johnson has been released from his guaranty to such lender. Mr. Johnson remains liable under his guaranty to Dura.

SUBMISSION OF STOCKHOLDER PROPOSALS

FOR THE 2005 ANNUAL MEETING

      Proposals of stockholders intended to be presented at the Annual Meeting in 2005 must be received by the assistant secretary of Dura Automotive Systems, Inc., 2791 Research Drive, Rochester Hills, Michigan, 48309, not later than December 15, 2004 to be considered for inclusion in Dura’s 2005 proxy materials. As of March 25, 2004, no proposals to be presented at the 2004 Annual Meeting had been received by Dura. For any proposal that is not submitted for inclusion in Dura’s 2004 proxy materials, but instead sought to be presented directly at the 2005 Annual Meeting of Stockholders, SEC rules permit management to vote proxies in its discretion if: (i) Dura receives notice of a stockholder proposal after March 14, 2005, or (ii) Dura receives notice of a stockholder proposal before March 14, 2005, and advise stockholders in the 2005 proxy materials about the nature of the matter and how management intends to vote on such matter. All proposals made by stockholders must be done in accordance with Dura’s By-laws.

ADDITIONAL INFORMATION

      This solicitation is being made by Dura. All expenses of Dura in connection with this solicitation will be borne by Dura. Dura will request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record by such persons and will reimburse such persons and Dura’s transfer agent for their reasonable out-of-pocket expenses in forwarding such materials.

      Dura will furnish without charge to each person whose proxy is being solicited, upon the written request of any such person, a copy of Dura’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as filed with the SEC, including the financial statements. Requests for copies of such Annual Report on Form 10-K should be directed to: Dura Automotive Systems, Inc., 2791 Research Drive, Rochester Hills, MI 48309-3575.

      Please complete the enclosed Proxy and mail it in the enclosed postage-paid envelope as soon as possible.

By order of the Board of Directors,

DAVID BOVEE,
Assistant Secretary

April 15, 2004

EXHIBIT A

DURA AUTOMOTIVE SYSTEMS, INC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

I.     Purpose

      The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to the public; the Corporation’s Systems of disclosure controls and internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation’s auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should promote adherence to, the Corporation’s policies, procedures and practices at all levels. The Audit Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Corporation’s financial reporting process, disclosure controls and internal control system.

•	Oversee the Corporation’s compliance with legal and regulatory requirements.

•	Oversee the independent auditor’s qualifications and independence.

•	Review and appraise the audit efforts of the Corporation’s independent accountants and internal auditing activities.

•	Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing function, and the Board of Directors.

•	Use best efforts to ensure the Corporation is in compliance with the provisions of the Sarbanes-Oxley Act of 2002.

      The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter and report regularly to the Board of Directors. The Corporation shall provide appropriate funding, as determined by the Audit Committee, for compensation to the independent auditor and to any advisors that the Audit Committee chooses to engage.

II.	Composition

      The Audit Committee shall be comprised of three or more directors as determined by the Board of Directors, each of whom shall be independent directors (as defined by applicable rules and regulations) and free from any other relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. The following persons shall not be considered independent:

(a) a director who is, or at any time during the past three years was, employed by the Corporation or by any parent or subsidiary of the Corporation;

(b) a director who accepted, or who has a Family Member who accepted any payments from the Corporation or any parent or subsidiary of the Corporation in excess of $60,000 during the current or any of the past three fiscal years, other than the following: (i) compensation for board or board committee service; (ii) payments arising solely from investments in the Corporation’s securities; (iii) compensation paid to a Family Member who is a non-executive employee of the Corporation or a parent or subsidiary of the Corporation; (iv) benefits under a tax-qualified retirement plan, or non-discretionary compensation; or (v) loans permitted under Section 13(k) of the Securities Exchange Act of 1934;

(c) a director who is a Family Member of an individual who is, or at any time during the past three years was, employed by the Corporation or by any parent or subsidiary of the Corporation as an executive officer. Family Member means a person’s spouse, parents, children, and siblings, whether by blood, marriage or adoption, or anyone residing in such person’s home;

(d) a director who is, or has a Family Member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Corporation made, or from which the Corporation received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than the following: (i) payments arising solely from investments in the Corporation’s securities; or (ii) payments under non-discretionary charitable contribution matching programs;

(e) a director who is, or has a Family Member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the Corporation serve on the compensation committee of such other entity; or

(f) a director who is, or has a Family Member who is, a current partner of the Corporation’s outside auditor, or was a partner or employee of the Corporation’s outside auditor who worked on the Corporation’s audit at any time during any of the past three years.

      Further, all members of the Audit Committee shall meet the following additional criteria:

(x) Each member of the Audit Committee must meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 (subject to the exemptions provided in Rule 10A-3(c));

(y) not have participated in the preparation of the financial statements of the Corporation or any current subsidiary of the Corporation at any time during the past three years; and

(z) be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement.

      At least one member of the Audit Committee shall have accounting or related financial management expertise and be deemed an “audit committee financial expert”, in compliance with the criteria established by the SEC and other regulations. The existence of such member shall be disclosed in periodic filings as required by the SEC. Audit Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

      One director who is not independent under the criteria of established rules and regulations and is not a current officer or employee or a family member of such officer or employee, may be appointed to the Audit Committee, if the Board, under exceptional and limited circumstances, determines that membership on the committee by the individual is required in the best interest of the Corporation and its shareholders, and the Board discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reason for the determination. A member appointed under this exception may not serve longer than two years and may not chair the Audit Committee.

      The members of the Audit Committee shall be elected by the Board of Directors at the annual organizational meeting of the Board of Directors or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board of Directors, the members of the Audit Committee may designate a Chair by majority vote of the full Audit Committee membership.

III.	Meetings

      The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Audit Committee should meet at least annually with management, the director of the internal auditing function and the independent accountants in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. In addition, the Audit Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporation’s financial reporting consistent with IV.4 below.

      The Audit Committee may request any officer or employee of the Corporation or the Corporation’s outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

      A quorum of the Audit Committee shall be declared when a majority of the appointed members of the Audit Committee are in attendance. Meetings shall be scheduled at the discretion of the Audit Committee Chairman. Notice of the meetings shall typically be provided at least five days in advance. The Audit Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

      The independent accountants or the director of the internal audit function may request a meeting with the Audit Committee at any time.

IV.	Responsibilities and Duties

      To fulfill its responsibilities and duties the Audit Committee shall:

Documents/ Reports Review

      1. Review, assess the adequacy and update this Charter periodically, at least annually, as conditions dictate, and recommend changes to the Board of Directors.

      2. Review the Corporation’s annual and quarterly financial statements and any other significant reports (at the Audit Committee’s discretion) or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants. Annually, recommend to the Board of Directors whether the financial statements should be included in the annual report on Form 10-K.

      3. Review the regular internal reports to management prepared by the internal auditing function or any other internal control report and management’s responses to the recommendations (or summaries thereof).

      4. Review with financial management and the independent accountants the 10-Q and earnings press releases prior to its filing or prior to the release of earnings. The Chair of the Audit Committee may represent the entire Audit Committee for purposes of this review.

Independent Accountants

      5. Appoint, compensate, and oversee the work performed by the independent auditor for the purpose of preparing or issuing an audit report or related work. Review the performance of the independent auditors and remove the independent auditors if circumstances warrant. The independent auditors shall report directly to the Audit Committee and the Audit Committee shall oversee the resolution of disagreements between management and the independent auditors in the event that they arise.

      6. Review with the independent auditor any problems or difficulties and management’s response, review the independent auditor’s attestation and report on management’s internal control report and hold timely discussions with the independent auditors regarding the following:

•	all critical accounting policies and practices;

•	all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor;

•	other material written communications between the independent auditor and management including, but not limited to, the management letter and schedule of unadjusted differences; and

•	an analysis of the auditor’s judgment as to the quality of the Corporation’s accounting principles, setting forth significant reporting issues and judgments made in connection with the preparation of the financial statements.

      7. At least annually, obtain and review a report by the independent auditor describing:

•	the firm’s internal quality control procedures; any material issues raised by the most recent internal quality-control review, peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and

•	(to assess the auditor’s independence) all relationships between the independent auditor and the Corporation.

      8. Review and pre-approve both audit and non-audit services (excluding prohibited non-audit services as defined in the Sarbanes-Oxley Act of 2002) to be provided by the independent auditor (other than with respect to de minimis exceptions permitted by the Sarbanes-Oxley Act of 2002). This duty may be delegated to one or more designated members of the Audit Committee with any such pre-approval reported to the Audit Committee at its next regularly scheduled meeting. Approval of non-audit services shall be disclosed to investors in periodic reports required by Section 13(a) of the Securities Exchange Act of 1934. The Audit Committee shall establish policies and procedures for the engagement of the outside auditor to provide permissible non-audit services, which shall include pre-approval of such services.

      9. The Audit Committee shall use its best efforts to ensure the Corporation’s independent auditors comply with Section 203 and 206 of the Sarbanes-Oxley Act of 2002.

      10. Set clear hiring policies, compliant with governing laws or regulations, for employees or former employees of the independent auditor.

Internal Audit

      11. Review and advise on the selection and removal of the internal audit director.

      12. Review the plan, activities, organization structure, and qualifications of the internal audit function.

Financial Reporting Processes

      13. In consultation with the independent accountants and the internal auditors, review their findings on the integrity of the Corporation’s financial reporting processes, both internal and external. Also review the Corporation’s internal control structure including disclosure controls.

      14. Review with management and the independent accountants judgments about the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting. Discuss the major issues regarding the accounting principles used and any significant changes that have been made in the application of those principles.

      15. Consider and approve, if appropriate, major changes to the Corporation’s auditing and accounting principles and practice as suggested by the independent accountants, management, or the internal auditing function.

      16. Review and approve all related party transactions.

      17. Establish and maintain procedures for the receipt, retention, and treatment of complaints regarding accounting, internal auditing or auditing matters.

      18. Establish and maintain procedures for the confidential, anonymous submission by employees of the Corporation regarding questionable accounting or auditing matters.

Process Improvement

      19. Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent accountants and the internal auditors regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

      20. Following completion of the annual audit, review separately with each of management, the independent accountants and the internal auditing function any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

      21. Review any significant disagreement among management and the independent accountants or the internal auditing function in connection with the preparation of the financial statements.

      22. Review with the independent accountants, the internal auditing function and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Audit Committee.)

Ethical and Legal Compliance

      23. Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code. Ensure that the code is in compliance with all applicable rules and regulations.

      24. Review management’s monitoring of the Corporation’s compliance with the Ethical Code, and ensure that management has the proper review system in place to ensure that Corporation’s financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

      25. Review activities, organizational structure, and qualifications of the internal audit function.

      26. Review, with the Corporation’s counsel, legal compliance matters including corporate securities trading policies.

      27. Review with the Corporation’s counsel, any legal matter that could have a significant impact on the organization’s financial statements.

      28. In compliance with Section 302 of the Sarbanes-Oxley Act, the Audit Committee must meet with the Chief Executive Officer and the Chief Financial Officer on a quarterly basis to review their Section 302 certification.

      29. Perform any other activities consistent with this Charter, the Corporation’s By-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

Risk Management

      30. Review and evaluate risk management policies in light of the Corporation’s business strategy, capital strength, and overall risk tolerance. The Audit Committee also shall evaluate on a periodic basis the Corporation’s investment and risk management policies, including the internal system to review operational risks, procedures for investment and trading, and safeguards to ensure compliance with procedures.

      31. Review the management of pension assets and liabilities including the performance of the pension fund managers.

      32. Review the Corporation’s policies towards management and controls over cash and investments, currency exposures, interest rate and commodities risks, in particular where hedging activities are undertaken.

Tax Policies

      33. Review periodically the Corporation’s tax status and any pending audits or assessments.

Management Letter

      34. Review with the independent auditor any management letter provided by the auditor and the Corporation’s response to that letter.

Audit Committee Report

      35. Prepare the Audit Committee report required by the rules of the Securities and Exchange Commission to be included in the Corporation’s annual proxy statement.

Compliance With Laws and Regulations

      36. Advise the Board with respect to the Corporation’s policies and procedures regarding compliance with applicable laws and regulations.

V.	Conflict of Interest

      In the event that an Audit Committee member faces a potential or actual conflict of interest with respect to a matter before the Audit Committee, that Audit Committee member shall be responsible for alerting the Audit Committee Chairman, and in the case where the Audit Committee Chairman faces a potential or actual conflict of interest, the Audit Committee Chairman shall advise the Chairman of the Board. In the event that the Audit Committee Chairman or the Chairman of the Board, concurs that a potential or actual conflict of interest exists, an independent substitute Director shall be appointed as an Audit Committee member until the matter, posing the potential or actual conflict of interest, is resolved.

VI.	Reports

      The Audit Committee will report to the Board at least annually with respect to its activities and its recommendations. When presenting any recommendation or advice to the Board, the Audit Committee will provide such background and supporting information as may be necessary for the Board to make an informed decision. The Audit Committee will keep minutes of its meetings and will make such minutes available to the full Board for its review.

      The Audit Committee shall report to shareholders in the Corporation’s proxy statement for its annual meeting whether the Audit Committee has satisfied its responsibilities under this charter.

VII.	Authorizations

      The Audit Committee is authorized to confer with Corporation management and other employees to the extent it may deem necessary or appropriate to fulfill its duties. The Audit Committee is authorized to conduct or authorize investigations into any matters within the Audit Committee’s scope of responsibilities. The Audit Committee also is authorized to seek outside legal or other advice to the extent it deems necessary or appropriate, provided it shall keep the Board advised as to the nature and extent of such outside advice.

EXHIBIT B

DURA AUTOMOTIVE SYSTEMS, INC.

1998 STOCK INCENTIVE PLAN

(As Amended December 16, 1999 and as Further Amended March 23, 2004)

      1. Purposes of the Plan. The purposes of this Stock Incentive Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

      Grants of Incentive Stock Options or Nonstatutory Stock Options, Stock Purchase Rights, Performance Awards or any combination of the foregoing made be granted under this Plan.

      2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any Committees as shall be administering the Plan in accordance with Section 4 of the Plan.

(b) “Applicable Laws” means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are, or will be, granted under the Plan.

(c) “Award” means any Option, Stock Purchase Right, Performance Awards or any combination of the foregoing granted pursuant to this Plan.

(d) “Award Agreement” means an Option Agreement, Restricted Stock Purchase Agreement or Performance Award Agreement or any other agreement between the Company and a Grantee evidencing the terms and conditions of an individual Award grant. An Award Agreement is subject to the terms and conditions of the Plan.

(e) “Award Stock” means the Common Stock subject to an Award.

(f) “Board” means the Board of Directors of the Company.

(g) “Change in Control” means the occurrence of any of the following:

(i) When any “person” as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) of the Exchange Act but excluding the Company and any Subsidiary and any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), after the effective date of the Plan, of securities of the Company representing 20 percent or more of the combined voting power of the Company’s then outstanding securities;

(ii) When, during any period of 24 consecutive months during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason other than death to constitute at least a majority thereof, provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this provision; or

(iii) The approval by the stockholders of the Company of a transaction involving the acquisition of the Company by an entity other than the Company or a Subsidiary through purchase of assets, by merger, consolidation, or otherwise (other than a merger or consolidation (A) which would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) by which the corporate existence of the Company is not affected and following which the Company’s chief executive officer and directors retain their positions with the Company (and constitute at least a majority of the Board)).

(h) “Class B Common” means the Class B Common Stock, par value $0.01 per share of the Company.

(i) “Code” means the Internal Revenue Code of 1986, as amended.

(j) “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

(k) “Common Stock” means the Class A Common Stock, par value $0.01 per share, of the Company, and any other shares into which such stock may be changed by reason of a recapitalization, reorganization, merger, consolidation, or any other change in the corporate structure or capital stock of the Company.

(l) “Company” means Dura Automotive Systems, Inc., a Delaware corporation and any successor entity.

(m) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(n) “Director” means a member of the Board.

(o) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(p) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a Director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(s) “Grantee” means the holder of an outstanding Award granted under the Plan (including an Optionee).

(t) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(u) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(v) “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Award grant. The Notice of Grant is part of the Award Agreement.

(w) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(x) “Option” means a stock option granted pursuant to the Plan.

(y) “Option Agreement” means an agreement between the Company and Optionee evidencing the terms and conditions of an individual Option grant.

(z) “Optionee” means the holder of an outstanding Option granted under the Plan.

(aa) “Other Company Securities” means securities of the Company other than Common Stock, which may include, unbundled stock units or components thereof, debentures, preferred stock, warrants and securities convertible into or exchangeable for Common Stock or other property.

(bb) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(cc) “Performance Award” means a performance award granted pursuant to Section 12 of the Plan.

(dd) “Performance Award Agreement” means a written agreement between the Company and the Grantee evidencing the terms and conditions of an individual Performance Award grant.

(ee) “Plan” means this 1998 Stock Incentive Plan as may be amended from time to time.

(ff) “Restricted Stock” means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 11 of the Plan.

(gg) “Restricted Stock Purchase Agreement” means a written agreement between the Company and the Grantee evidencing the terms and condition applying to stock purchased or otherwise acquired under a Stock Purchase Right.

(hh) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(ii) “Section 16(b)” means Section 16(b) of the Exchange Act.

(jj) “Service Provider” means an Employee, Director or Consultant.

(kk) “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

(ll) “Stock Purchase Right” means the right to purchase or otherwise acquire Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

(mm) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

      3. Shares Subject to the Plan. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is (a) 1,000,000 Shares, plus (b) any Shares returned to the 1996 Key Employee Stock Option Plan (the “1996 Plan”) as a result of termination of options under the 1996 Plan, plus (c) an annual increase to be added on the date of each annual meeting of the stockholders of the Company, beginning with the 1999 annual meeting of the stockholders, equal to the lesser of (i) 1,000,000 Shares, (ii) five percent (5%) of the outstanding Shares on such date or (iii) a lesser amount determined by the Board. The Shares may be authorized, but unissued, or reacquired Common Stock.

      If an Award expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Award, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

      4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Service Providers.

(ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by an Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi) to construe and interpret the terms of the Plan, Award Agreements and any Awards granted pursuant to the Plan;

(vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(viii) to modify or amend each Award (subject to Section 16(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Awards longer than is otherwise provided for in the Plan;

(ix) to allow Grantees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Award that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Grantee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xi) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Grantees and any other holders of Awards.

      5. Eligibility. Nonstatutory Stock Options, Stock Purchase Rights and Performance Awards may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

      6. Limitations.

(a) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(b) Neither the Plan nor any Award shall confer upon Grantee any right with respect to continuing the Grantee’s relationship as a Service Provider with the Company, nor shall they interfere in any way with the Grantee’s right or the Company’s right to terminate such relationship at any time, with or without cause.

(c) The following limitations shall apply to grants of Options:

(i) No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 500,000 Shares.

(ii) In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 500,000 Shares which shall not count against the limit set forth in subsection (i) above.

(iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 14.

(iv) If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 14), the canceled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

      7. Term of Plan. Subject to Section 20 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 16 of the Plan.

      8. Term of Option. The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

      9. Option Exercise Price and Consideration.

(a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(i) In the case of an Incentive Stock Option:

(A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant; and

(B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

(b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.

(c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

(i) cash;

(ii) check;

(iii) promissory note;

(iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee’s participation in any Company-sponsored deferred compensation program or arrangement;

(vii) any combination of the foregoing methods of payment; or

(viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

      10. Exercise of Options.

(a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Award Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.

Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than upon the Optionee’s death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(c) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(d) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee’s estate or, if none, by the person(s) entitled to exercise the Option under the Optionee’s will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(e) Retirement of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee’s voluntary retirement, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of retirement (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s retirement. If, on the date of retirement, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after retirement, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan. This Section 10(e) shall only apply to an Optionee who voluntarily retires from the Company or a Subsidiary on or after the date on which such Optionee has attained the age of 59 1/2. Notwithstanding anything in this Section 10(e) or an Option Agreement to the contrary, if the Administrator determines in the good faith exercise of its judgment that any Optionee who has retired engages in any conduct detrimental to the Company, upon such determination by the Administrator, such Option shall immediately and without further action on the part of the Company, expire and become unexercisable. No notice of such determination need to be given to any Optionee in such circumstance.

(f) Change in Control. In the event of a Change in Control, only if provided in the Option Agreement, any Option awarded under this Plan to the extent not previously exercisable shall immediately become fully exercisable. The Administrator in its sole discretion may direct the Company to cash out all outstanding Options as of the date a Change in Control occurs or such other date as the Administrator may determine prior to the Change in Control.

(g) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

      11. Stock Purchase Rights.

(a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the Grantee in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the Grantee shall be entitled to purchase, the price to be paid (if any), and the time within which the Grantee must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator. The Grantee will be required to pay to the Company the aggregate par value of any Shares of Restricted Stock (or such larger amount as the Administrator may determine to constitute capital under Section 154 of the Delaware General Corporation Law, as amended, or any successor thereto), unless such Shares of Restricted Stock are treasury shares.

(b) Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the Grantee’s service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

(c) Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

(d) Rights as a Stockholder. Once the Stock Purchase Right is exercised, the Grantee shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 14 of the Plan.

      12. Performance Awards.

(a) Terms. Performance Awards may be granted to Service Providers at any time and from time to time as determined by the Administrator. The Administrator shall have complete discretion in determining the size and composition of Performance Awards granted to a Service Provider and the appropriate period over which performance is to be measured (a “performance cycle”). Performance Awards may include (i) specific dollar-value target awards (ii) performance units, the value of each such unit being determined by the Administrator at the time of issuance, and/or (iii) performance Shares, the value of each such Share being equal to the Fair Market Value of a share of Common Stock.

(b) Value of Award. The value of each Performance Award may be fixed or it may be permitted to fluctuate based on a performance factor (e.g., return on equity) selected by the Administrator.

(c) Other Terms. The Administrator shall establish performance goals and objectives for each performance cycle on the basis of such criteria and objectives as the Administrator may select from time to time, including, without limitation, the performance of the Service Provider, the Company, one or more of its Subsidiaries or divisions or any combination of the foregoing. During any performance cycle, the Administrator shall have the authority to adjust the performance goals and objectives for such cycle for such reasons as it deems equitable.

(d) Performance Cycle. The Administrator shall determine the portion of each Performance Award that is earned by a participant on the basis of the Company’s performance over the performance cycle in relation to the performance goals for such cycle. The earned portion of a performance award may be paid out in Shares, cash, Other Company Securities, or any combination thereof, as the Administrator may determine.

(e) Termination of Relationship as a Service Provider. A Grantee must continue to be a Service Provider at the end of the performance cycle in order to be entitled to payment of a Performance Award issued in respect of such cycle; provided, however, that except as otherwise determined by the Administrator, if a Grantee ceases to be a Service Provider upon his or her death, Retirement, or Disability prior to the end of the performance cycle, the Grantee shall earn a proportionate portion of the Performance Award based upon the elapsed portion of the performance cycle and the Company’s performance over that portion of such cycle. In the event of a Change in Control, only if provided in the Performance Award Agreement, a Grantee shall earn no less than the portion of the Performance Award that the Grantee would have earned if the applicable performance cycle(s) had terminated as of the date of the Change in Control.

      13. Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the

Grantee. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate.

      14. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Award, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Common Stock covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company (including shares of Class B Common) shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Grantee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Award shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised or earned, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Award shall be assumed or an equivalent option, right or award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Award, the Grantee shall fully vest in and have the right to exercise the Award as to all of the Award Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Award becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Grantee in writing or electronically that the Award shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Award shall terminate upon the expiration of such period. For the purposes of this paragraph, the Award shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Award Stock subject to the Award immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share of Award Stock subject to the Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

      15. Date of Grant. The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Grantee within a reasonable time after the date of such grant.

      16. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Grantee, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

      17. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

18. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

19. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

20. Stockholder Approval. The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws. The Plan shall terminate in the event that it is not approved by the stockholders of the Company within the time period set forth herein. In addition, all of the Awards granted under this Plan prior to its approval by the stockholders of the Company shall be granted subject to, and conditioned upon, such approval and shall automatically terminate in the event that the Plan has not been approved by the stockholders within the time period set forth herein.

▼ FOLD AND DETACH HERE ▼

DURA AUTOMOTIVE SYSTEMS, INC.

The undersigned, a stockholder of Dura Automotive Systems, Inc., (the “Company”), hereby appoints Scott D. Rued and Lawrence A. Denton and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each or either of them to represent and to vote, as designated below, all the shares of the Class A Common Stock of the Company held of record by the undersigned on March 25, 2004 at the 2004 Annual Meeting of Stockholders of the Company to be held on May 19, 2004 at 1:00 p.m., Eastern Time, and at any and all adjournments thereof. The Board of Directors recommends a vote FOR the following items:

1.	Election of Directors

	☐	FOR all nominees listed (except as written on the line below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

Charles M. Brennan III, Lawrence A. Denton, Jack K. Edwards, James O. Futterknecht, Jr., Yousif B. Ghafari, S.A. Johnson, J. Richard Jones, Scott D. Rued, Ralph R. Whitney, Jr.

(INSTRUCTION: to withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below)

2.	To ratify the appointment of Deloitte & Touche LLP as independent public accountants of Dura.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	To approve the Amended and Restated Dura Automotive Systems, Inc. 1998 Stock Incentive Plan.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	To transact any other business that may properly come before the meeting.

First Union

▼ FOLD AND DETACH HERE ▼

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND “FOR” THE PROPOSALS SET FORTH IN ITEMS 2 AND 3.

Dated:

Signature
Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

First Union